KB FINANCIAL GROUP INC.

AND

JPMORGAN CHASE BANK, N.A.

As Depositary

AND

OWNERS AND HOLDERS OF AMERICAN DEPOSITARY SHARES

Fifth Amended and Restated Deposit Agreement

Dated as of ___________, 2015

TABLE OF CONTENTS

ARTICLE 1.	DEFINITIONS	2
SECTION 1.01	ADR Register.	2
SECTION 1.02	American Depositary Shares.	2
SECTION 1.03	Business Day.	2
SECTION 1.04	Commission.	2
SECTION 1.05	Company.	2
SECTION 1.06	Custodian.	3
SECTION 1.07	Deliver; Surrender.	3
SECTION 1.08	Deposit Agreement.	3
SECTION 1.09	Depositary; Transfer Office.	4
SECTION 1.10	Deposited Securities.	4
SECTION 1.11	Direct Registration System.	4
SECTION 1.12	Dollars.	4
SECTION 1.13	DTC.	4
SECTION 1.14	Foreign Registrar.	4
SECTION 1.15	Holder.	4
SECTION 1.16	Owner.	4
SECTION 1.17	Receipts.	5
SECTION 1.18	Registrar.	5
SECTION 1.19	Restricted Securities.	5
SECTION 1.20	Securities Act of 1933.	5
SECTION 1.21	Shares.	5

ARTICLE 2.	FORM OF RECEIPTS, DEPOSIT OF SHARES, DELIVERY, TRANSFER AND SURRENDER OF AMERICAN DEPOSITARY SHARES	6
SECTION 2.01	Form of Receipts; Registration and Transferability of American Depositary Shares.	6
SECTION 2.02	Deposit of Shares.	7
SECTION 2.03	Delivery of American Depositary Shares.	9
SECTION 2.04	Registration of Transfer of American Depositary Shares; Combination and Split-up of Receipts; Interchange of Certificated and Uncertificated American Depositary Shares.	10
SECTION 2.05	Surrender of American Depositary Shares and Withdrawal of Deposited Securities.	11
SECTION 2.06	Limitations on Delivery, Transfer and Surrender of American Depositary Shares.	11
SECTION 2.07	Lost Receipts, etc.	12

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FIFTH AMENDED AND RESTATED DEPOSIT AGREEMENT

FIFTH AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of __________, 2015 among KB FINANCIAL GROUP INC., a company incorporated under the laws of the Republic of Korea (herein called the “Company”), JPMORGAN CHASE BANK, N.A., a New York banking corporation (herein called the “Depositary”), and all Owners and Holders (each as hereinafter defined) from time to time of American Depositary Receipts issued hereunder, evidencing American Depositary Shares representing deposited Shares (as defined below).

W I T N E S S E T H:

WHEREAS, the Company and The Bank of New York Mellon previously entered into an amended and restated deposit agreement dated as of November 21, 2012 (the “Prior Deposit Agreement”) for the creation of American depositary shares representing the Shares so deposited and for the execution and delivery of American depositary receipts (“Prior Receipts”) evidencing the American depositary shares; and

WHEREAS, the Company has removed The Bank of New York Mellon as depositary under the Prior Deposit Agreement and appointed the Depositary as successor depositary under that agreement and the Depositary has accepted that appointment; and

WHEREAS, the Company and the Depositary now wish to amend and restate the Prior Deposit Agreement and the Prior Receipts in the form of this Deposit Agreement and the form of Receipt (as hereinafter defined) annexed as Exhibit A to this Deposit Agreement; and

WHEREAS, the Company desires to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Company from time to time with the Depositary or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of Receipts (as hereinafter defined) evidencing the American Depositary Shares; and

WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement; and

NOW, THEREFORE, in consideration of the premises, subject to Section 7.09, it is agreed by and among the parties hereto that the Prior Deposit Agreement and Prior Receipts are hereby amended and restated as follows:

ARTICLE 1.           DEFINITIONS

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.01    ADR Register.

The term “ADR Register” is defined in Section 5.01.

SECTION 1.02    American Depositary Shares.

The term “American Depositary Shares” shall mean the securities created under this Deposit Agreement representing rights with respect to the Deposited Securities. American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities issued through the Direct Registration System (as hereinafter defined).  The form of Receipt annexed as Exhibit A to this Deposit Agreement shall be the prospectus required under the Securities Act of 1933 for sales of both certificated and uncertificated American Depositary Shares.  Except for those provisions of this Deposit Agreement that refer specifically to certificated Receipts, all the provisions of this Deposit Agreement shall apply to American Depositary Shares evidenced by both certificated and uncertificated Receipts.  Each American Depositary Share shall represent the number of Shares specified in Exhibit A to this Deposit Agreement, until there shall occur a distribution upon Deposited Securities covered by Section 4.03 or a change in Deposited Securities covered by Section 4.08 with respect to which additional American Depositary Shares are not delivered, and thereafter American Depositary Shares shall represent the amount of Shares or Deposited Securities specified in such Sections.

SECTION 1.03    Business Day.

The term “business day” shall mean any day on which both banks in Korea and banks in New York, New York are not required or authorized by law to close.  The term “New York Business Day” shall mean any day on which banks in New York, New York are not required or authorized by law to close.

SECTION 1.04    Commission.

The term “Commission” shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.05    Company.

The term “Company” shall mean KB Financial Group Inc., a company incorporated under the laws of the Republic of Korea, and its successors.

SECTION 1.06    Custodian.

The term “Custodian” shall mean the agent or agents of the Depositary appointed as custodian for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.05, as substitute custodian or additional custodian hereunder, as the context shall require, and shall also mean all of them, collectively.  The Depositary has initially appointed Korea Securities Depositary as custodian and agent of the Depositary for the purposes of this Deposit Agreement.

SECTION 1.07    Deliver; Surrender.

(a)           The term “deliver”, or its noun form, when used with respect to Shares or other Deposited Securities, shall mean (i) book-entry transfer of those Shares or other Deposited Securities to an account maintained by an institution authorized under applicable law to effect transfers of such securities designated by the person entitled to that delivery or (ii) physical transfer of certificates evidencing those Shares or other Deposited Securities registered in the name of, or duly endorsed or accompanied by proper instruments of transfer to, the person entitled to that delivery.

(b)           The term “deliver”, or its noun form, when used with respect to American Depositary Shares, shall mean (i) book-entry transfer of American Depositary Shares to an account at DTC designated by the person entitled to such delivery, evidencing American Depositary Shares registered in the name requested by that person,  (ii) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and  mailing to that person of a statement confirming that registration or (iii) if requested by the person entitled to such delivery, delivery at the Transfer Office of the Depositary to the person entitled to such delivery of one or more Receipts.

(c)           The term “surrender”, when used with respect to American Depositary Shares, shall mean (i) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (ii) delivery to the Depositary at its Transfer Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt or (iii) surrender to the Depositary at its Transfer Office of one or more Receipts evidencing American Depositary Shares.

SECTION 1.08    Deposit Agreement.

The term “Deposit Agreement” shall mean this Deposit Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.09    Depositary; Transfer Office.

The term “Depositary” shall mean JPMorgan Chase Bank, N.A., a New York banking corporation, and any successor as depositary hereunder.  The term “Transfer Office” is defined in Section 5.01.

SECTION 1.10    Deposited Securities.

The term “Deposited Securities” as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement, including without limitation Shares that have not been successfully delivered upon surrender of American Depositary Shares, and any and all other securities, property and cash received by the Depositary or the Custodian in respect or in lieu thereof and at such time held under this Deposit Agreement, subject as to cash to the provisions of Section 4.05.

SECTION 1.11    Direct Registration System.

The term “Direct Registration System” is defined in Section 2.11(a).

SECTION 1.12    Dollars.

The term “Dollars” shall mean United States dollars.

SECTION 1.13    DTC.

The term “DTC” shall mean The Depository Trust Company or its successor.

SECTION 1.14    Foreign Registrar.

The term “Foreign Registrar” shall mean the entity that presently carries out the duties of registrar for the Shares or any successor as registrar for the Shares and any other agent of the Company for the transfer and registration of Shares, including without limitation any securities depository for the Shares.

SECTION 1.15    Holder.

The term “Holder” shall mean any person holding a Receipt or a security entitlement or other interest in American Depositary Shares, whether for its own account or for the account of another person and whether or not constituting beneficial ownership, but that is not the Owner of that Receipt or those American Depositary Shares.

SECTION 1.16    Owner.

The term “Owner” shall mean the person in whose name American Depositary Shares are registered on the ADR Register.

SECTION 1.17    Receipts.

The term “Receipts” shall mean the American Depositary Receipts issued hereunder evidencing certificated American Depositary Shares, as the same may be amended from time to time in accordance with the provisions hereof.  Receipts may be either in physical certificated form or Direct Registration Receipts (as hereinafter defined).  Receipts in physical certificated form, and the terms and conditions governing the Direct Registration Receipts, shall be substantially in the form of Exhibit A annexed hereto (the “form of Receipt”).  The term “Direct Registration Receipt” means a Receipt, the ownership of which is recorded on the Direct Registration System.  References to “Receipts” shall include certificated Receipts and Direct Registration Receipts, unless the context otherwise requires.  The form of Receipt is hereby incorporated herein and made a part hereof; the provisions of the form of Receipt shall be binding upon the parties hereto.

SECTION 1.18    Registrar.

The term “Registrar” shall mean any bank, trust company or other entity that is appointed by the Depositary to register American Depositary Shares and transfers of American Depositary Shares as herein provided.

SECTION 1.19    Restricted Securities.

The term “Restricted Securities” shall mean Shares that (i) are acquired directly or indirectly from the Company or its affiliates (as defined in Rule 144 under the Securities Act of 1933) in a transaction or chain of transactions not involving any public offering, (ii) are subject to resale limitations under Regulation D under the Securities Act of 1933 or both, (iii) are held by an officer, director (or persons performing similar functions) or other affiliate of the Company, (iv) would require registration under the Securities Act of 1933 in connection with the offer and sale thereof in the United States, or (v) are subject to other restrictions on sale or deposit under the laws of the United States or Korea, or under a shareholder agreement or the articles of incorporation or similar document of the Company.

SECTION 1.20    Securities Act of 1933.

The term “Securities Act of 1933” shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.21    Shares.

The term “Shares” shall mean common shares, par value Won 5,000 per share of the Company that are validly issued and outstanding and fully paid, nonassessable and that were not issued in violation of any pre-emptive or similar rights of the holders of outstanding securities of the Company; provided, however, that, if there shall occur any change in par value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.08, an exchange or conversion in respect of the Shares of the Company, the term “Shares” shall thereafter also mean the successor securities resulting from such change in par value, split-up or consolidation or such other reclassification or such exchange or conversion.

ARTICLE 2.	FORM OF RECEIPTS, DEPOSIT OF SHARES, DELIVERY, TRANSFER AND SURRENDER OF AMERICAN DEPOSITARY SHARES

SECTION 2.01    Form of Receipts; Registration and Transferability of American Depositary Shares.

Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.  No Receipt in certificated form shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.  The Depositary shall maintain books on which (i) each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered and (ii) all American Depositary Shares delivered as hereinafter provided and all registrations of transfer of American Depositary Shares shall be registered.  A Receipt in certificated form bearing the manual or facsimile signature of a person that was at any time a proper officer of the Depositary shall, subject to the other provisions of this paragraph, bind the Depositary, notwithstanding that such person was not a proper officer of the Depositary on the date of issuance of that Receipt.

The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement or with any provisions of the Company’s articles of incorporation or Korean law or as may be reasonably required by the Depositary to perform its obligation hereunder or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

American Depositary Shares evidenced by a Receipt, when properly endorsed (in the case of a Receipt in certificated form) or accompanied by proper instruments of transfer, shall be transferable as certificated registered securities under the laws of the State of New York. American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of the State of New York.  The Depositary, notwithstanding any notice to the contrary, may treat the Owner of American Depositary Shares as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under this Deposit Agreement to any Holder of American Depositary Shares (but only to the Owner of those American Depositary Shares).

Notwithstanding anything in this Deposit Agreement or in the form of Receipt to the contrary, American Depositary Shares shall be evidenced by Direct Registration Receipts, unless certificated Receipts are specifically requested by the Owner.  Owners shall be bound by the terms and conditions of this Deposit Agreement and of the form of Receipt, regardless of whether their Receipts are Direct Registration Receipts or certificated Receipts.

SECTION 2.02    Deposit of Shares.

Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited by delivery thereof to any Custodian hereunder, accompanied by any appropriate instruments or instructions for transfer, or endorsement, in form satisfactory to the Custodian, together with all such certifications as may be required by the Depositary, the Custodian or the Company in accordance with the provisions of this Deposit Agreement, and, if the Depositary requires, together with a written order directing the Depositary to deliver to, or upon the written order of, the person or persons stated in such order, the number of American Depositary Shares representing such deposit.

No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in each applicable jurisdiction that is then performing the function of the regulation of currency exchange. If required by the Depositary, Shares presented for deposit at any time, whether or not the shareholders’ register of the Company or the Foreign Registrar, if applicable, is closed, shall also be accompanied by (a) an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property which any person in whose name the Shares are or have been recorded may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary and (b) proxies entitling the Custodian to vote such deposited Shares.

Notwithstanding the foregoing, the Depositary shall not accept Shares for deposit hereunder (except for deposits pursuant to Sections 4.03, 4.04 or 4.08) unless (a) the Company shall have consented to such deposit or (b) the Company shall have notified the Depositary that the consent required under (a) is no longer required under Korean laws and regulations.  The Company hereby consents, and such consent shall be deemed a consent under (a) above, to any deposit to the extent that, after giving effect to such deposit, the number of Shares on deposit hereunder does not exceed a number of Shares as determined from time to time by the Company (which number shall at no time be less than 100,000,000 Shares), unless the Company has notified the Depositary in writing at least five New York Business Days in advance that (i) such deposit is prohibited by applicable law and/or would violate the Company’s articles of incorporation or applicable Korean law or (ii) the transfer of the Shares proposed to be deposited to the Depositary will be blocked by the Company before being presented to the Custodian in order to comply with the ownership restrictions referred to in Section 3.05.

Without limiting any other provision of this Deposit Agreement, the Depositary shall not knowingly accept for deposit and shall not be required to accept for deposit or maintain on deposit with the Custodian (1) any Restricted Securities nor (2) any fractional Shares or fractional Deposited Securities nor (3) a number of Shares or Deposited Securities which upon application of the American Depositary Shares to Shares ratio would give rise to fractional American Depositary Shares.  No Shares shall be accepted for deposit unless accompanied by evidence, if any is required by the Depositary, that is reasonably satisfactory to the Depositary or the Custodian that all conditions to such deposit have been satisfied by the person depositing such Shares under the laws and regulations of Korea and any necessary approval has been granted by any applicable governmental body in Korea, if any.  The Depositary may deliver American Depositary Shares against evidence of rights to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.  Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished by the Company or any such custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.

Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit and shall not be required to accept for deposit or maintain on deposit with the Custodian under this Deposit Agreement (A) any Shares or other securities required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares or other securities, or (B) to the extent reasonably practicable any Shares or other securities the deposit of which would violate any provisions of the articles of incorporation of the Company.  The Depositary and the Custodian shall refuse to accept for deposit whenever notified, as hereafter provided, that the Company has restricted transfer of the Shares to comply with any ownership restrictions referred to in Section 3.05 or under applicable laws.  The Company shall notify the Depositary and Custodian in writing with respect to any such restrictions on transfer of its Shares for deposit under this Deposit Agreement or transfer of American Depositary Shares to any Owner or Holder.  For purposes of the foregoing sentences, the Depositary shall be entitled to rely upon representations and warranties made or deemed made pursuant to this Deposit Agreement and shall not be required to make any further investigation.  The Depositary will comply with written instructions of the Company (received by the Depositary reasonably in advance) not to accept for deposit hereunder any Shares specifically identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with the securities laws of the United States.

At the request, risk and expense of any holder of Shares, and for the account of such holder, the Depositary may receive Shares to be deposited or evidence that Shares have been transferred electronically or through book-entry or that irrevocable instructions have been given to cause the transfer of such Shares to the account of the Custodian, together with the other orders, instruments and evidence herein specified, for the purpose of forwarding such orders, instruments and evidence to the Custodian hereunder.

At the request and risk and expense of any person proposing to deposit Shares, and for the account of such person, the Depositary may receive certificates for Shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such Share certificates to the Custodian for deposit hereunder.

Upon each delivery to a Custodian of a certificate or certificates for Shares to be deposited hereunder, together with the other documents specified above, such Custodian shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates to the Company or the Foreign Registrar, if applicable, for transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee.

Deposited Securities shall, subject to applicable law, be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.

SECTION 2.03    Delivery of American Depositary Shares.

Upon receipt by any Custodian of any deposit pursuant to Section 2.02 hereunder, together with the other documents required as specified above, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order American Depositary Shares are deliverable in respect thereof and the number of American Depositary Shares to be so delivered. Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission (and in addition, if the shareholders’ registry of the Company or the Foreign Registrar, if applicable, is open, the Depositary may in its sole discretion require a proper acknowledgment or other evidence from the Company or the Foreign Registrar that any Deposited Securities have been recorded upon the shareholders’ registry of the Company or the Foreign Registrar, if applicable, in the name of the Depositary or its nominee or such Custodian or its nominee).  Upon receiving such notice from such Custodian, or upon the receipt of Shares or evidence of the right to receive Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall, as promptly as practicable, deliver, to or upon the order of the person or persons entitled thereto, a Receipt or Receipts registered as requested and evidencing the number of American Depositary Shares issuable in respect of that deposit, but only upon payment to the Depositary of the fees of the Depositary for the delivery of such American Depositary Shares as provided in Section 5.09, and of all taxes and governmental charges and fees (if any) payable in connection with such deposit and the transfer of the Deposited Securities.

SECTION 2.04   Registration of Transfer of American Depositary Shares; Combination and Split-up of Receipts; Interchange of Certificated and Uncertificated American Depositary Shares.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers of American Depositary Shares on its transfer books from time to time without unreasonable delay, upon (a) in the case of certificated American Depositary Shares, surrender of the Receipt evidencing those American Depositary Shares, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer or (b) in the case of uncertificated American Depositary Shares, receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through the Direct Registration System as provided in Section 2.11), and, in either case, duly stamped as may be required by the laws of the State of New York and of the United States of America; provided, however, that the Depositary shall refuse to register any transfer of American Depositary Shares if it has been notified by the Company that such registration would result in a violation of the ownership restrictions referred to in Section 3.05 or any other applicable law or the Company’s articles of incorporation.  Thereupon the Depositary shall deliver those American Depositary Shares to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall, without unreasonable delay, upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

At the request of an Owner, the Depositary shall, for the purpose of substituting a certificated Receipt with a Direct Registration Receipt, or vice versa, execute and deliver, without unreasonable delay, a certificated Receipt or a Direct Registration Receipt, as the case may be, for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as those evidenced by the certificated Receipt or Direct Registration Receipt, as the case may be, substituted.

SECTION 2.05     Surrender of American Depositary Shares and Withdrawal of Deposited Securities.

Upon surrender at the Transfer Office of the Depositary of American Depositary Shares for the purpose of withdrawal of the Deposited Securities represented thereby, and upon payment of the fee, charges and expenses of the Depositary for the surrender of American Depositary Shares as provided in Section 5.09 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, the Company’s articles of incorporation and applicable laws, the Owner of those American Depositary Shares shall be entitled to delivery, to him or as instructed, of the amount of Deposited Securities at the time represented by those American Depositary Shares.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank (in the case of a Receipt in certificated form) or accompanied by proper instruments of transfer in blank. The Depositary may require the surrendering Owner to execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.  Thereupon the Depositary shall without unreasonable delay direct the Custodian to deliver at the office of such Custodian, subject to Sections 2.06, 3.01 and 3.02 and to the other terms and conditions of this Deposit Agreement, the Company’s articles of incorporation and applicable laws, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the surrendered American Depositary Shares, except that the Depositary, to the extent permitted by applicable law, may make delivery to such person or persons at the Transfer Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by those American Depositary Shares, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

At the request, risk and expense of any Owner so surrendering American Depositary Shares, the Depositary may deliver such Deposited Securities at such other place as may have been requested by the Owner.

SECTION 2.06     Limitations on Delivery, Transfer and Surrender of American Depositary Shares.

As a condition precedent to the issuance, delivery, registration, registration of transfer or surrender of any American Depositary Shares or split-up or combination of any Receipt, the delivery of any distribution thereon, or withdrawal of any Deposited Securities, the Depositary, Custodian or Registrar may require (a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any applicable charges as provided in Section 5.09 hereof; (b) the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing Deposited Securities and terms of this Deposit Agreement, as it may deem necessary or proper; and (c) compliance with such regulations as the Depositary may establish consistent with this Deposit Agreement.

The delivery of American Depositary Shares against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of American Depositary Shares in particular instances may be refused, or the registration, registration of transfer, split-up or combination of outstanding American Depositary Shares or the withdrawal of Deposited Securities may be suspended, generally or in particular circumstances, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary, or, in the case of the withdrawal of Deposited Securities, the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason, subject to the provisions of the following sentence. Notwithstanding anything to the contrary in this Deposit Agreement, the surrender of outstanding American Depositary Shares and withdrawal of Deposited Securities may not be suspended subject only to (a) temporary delays caused by closing the transfer books of the Depositary or the Company or the Foreign Registrar, if applicable, or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (b) the payment of fees, taxes and similar charges, and (c) compliance with any U.S. or foreign laws or governmental regulations relating to the American Depositary Shares or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares which would be required to be registered under the provisions of the Securities Act of 1933 for public offer and sale in the United States unless a registration statement is in effect as to such Shares for such offer and sale. The Depositary will comply with written instructions of the Company (received by the Depositary reasonably in advance) not to accept for deposit hereunder any Shares specifically identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with the securities laws of the United States.

SECTION 2.07     Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form or, if requested by the Owner, execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt, upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt.  Before the Depositary shall deliver American Depositary Shares in uncertificated form or execute and deliver a new Receipt, in substitution for a destroyed, lost or stolen Receipt, the Owner thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfied any other reasonable requirements imposed by the Depositary.

SECTION 2.08     Cancellation and Destruction of Surrendered Receipts.

All Receipts surrendered to the Depositary shall be cancelled by the Depositary.  Canceled Receipts shall not be entitled to any benefits under this Deposit Agreement or be valid or enforceable for any purpose.  The Depositary is authorized to destroy Receipts so cancelled in accordance with its customary practices, subject to Section 2.10.

SECTION 2.09     Pre-Release of American Depositary Shares.

The Depositary may, to the extent permitted by applicable law, notwithstanding Section 2.03 hereof, (i) deliver American Depositary Shares prior to the receipt of Shares pursuant to Section 2.02 and (ii) deliver Shares prior to the receipt of American Depositary Shares for withdrawal of Deposited Securities, including American Depositary Shares that have been issued under (i) above but for which Shares may not have been received (each such transaction a “Pre-Release”).  The Depositary may receive American Depositary Shares in lieu of Shares in satisfaction of a Pre-Release under (i) above (which American Depositary Shares will promptly be canceled by the Depositary upon receipt by the Depositary) and receive Shares in lieu of American Depositary Shares in satisfaction of a Pre-Release under (ii) above.  Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom American Depositary Shares or Shares are to be delivered, that such person, or its customer, (i) owns the Shares or American Depositary Shares to be remitted, as the case may be, (ii) agrees to indicate the Depositary as owner of such Shares or American Depositary Shares in its records and to hold such Shares or American Depositary Shares in trust for the Depositary until such Shares or American Depositary Shares are delivered to the Depositary or the Custodian, (iii) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or American Depositary Shares and (iv) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days’ notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Shares represented by American Depositary Shares that are outstanding at any time as a result of Pre-Release will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate and may, with the prior written consent of the Company, change that limit for purposes of general application.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.  Collateral provided in connection with Pre-Release transactions, but not the earnings thereon, shall be held for the benefit of the Owners (other than the person or entity to whom pre-released American Depositary Shares or Shares are to be delivered).

SECTION 2.10     Maintenance of Records.

The Depositary agrees to maintain or cause its agents to maintain records of all American Depositary Shares surrendered and Deposited Securities withdrawn under Section 2.05, of substitute Receipts delivered under Section 2.07, and of cancelled or destroyed Receipts under Section 2.08, in keeping with procedures ordinarily followed by stock transfer agents located in The City of New York or as required by the laws or regulations governing the Depositary.  The Depositary will provide the Company access to those records at any reasonable time, and will provide the Company with copies of those records upon the Company’s reasonable request.

SECTION 2.11     DTC Direct Registration System and Profile Modification System.

(a)           Notwithstanding the provisions of Section 2.04, the parties acknowledge that the Direct Registration System, including the Profile Modification System, shall apply to uncertificated American Depositary Shares.  “Direct Registration System” shall mean the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto.  For purposes hereof, the Direct Registration System shall include access to the Profile Modification System maintained by DTC which provides for automated transfer of ownership between DTC and the Depositary by allowing a DTC participant, claiming to act on behalf of an Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(b)           In connection with and in accordance with the arrangements and procedures relating to the Direct Registration System, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in subsection (a) has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code).  For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 shall apply to the matters arising from the use of the Direct Registration System.  The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the Direct Registration System and in accordance with this Deposit Agreement shall not constitute negligence or willful misconduct on the part of the Depositary.

ARTICLE 3.	CERTAIN OBLIGATIONS OF OWNERS AND HOLDERS OF AMERICAN DEPOSITARY SHARES

SECTION 3.01     Filing Proofs, Certificates and Other Information.

Any person presenting Shares for deposit or any Owner or Holder may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, payment of applicable Korean or other taxes or other governmental charges, legal or beneficial ownership of American Depositary Shares, Deposited Securities or other securities, compliance with all applicable laws or regulations, provisions of or governing Deposited Securities or terms of this Deposit Agreement or the Receipts, or such information relating to the registration on the shareholders’ register of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may reasonably deem necessary or proper or as the Company may reasonably require by written request to the Depositary.  The Depositary may withhold the issuance, delivery, registration, registration of transfer, split-up or combination of any Receipts or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made. The Depositary shall from time to time advise the Company of the availability of any such proofs, information, certificates or other representations and warranties and shall provide copies thereof to the Company as promptly as practicable upon reasonable request by the Company, unless such disclosure is prohibited by law.

SECTION 3.02     Liability of Owner for Taxes.

If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any American Depositary Shares or any Deposited Securities represented by any American Depositary Shares or any distribution thereon, such tax or other governmental charge shall be payable by the Owner of such American Depositary Shares to the Depositary and by holding or having held a Receipt the Owner and all prior Owners thereof, jointly and severally, agree to indemnify, defend and save harmless each of the Depositary and its agents in respect thereof.  The Depositary may refuse to effect any registration, registration of transfer, split-up or combination of Receipts or any withdrawal of Deposited Securities represented by those American Depositary Shares until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner thereof any part or all of the Deposited Securities represented by those American Depositary Shares, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner of such American Depositary Shares shall remain liable for any deficiency.  Each Owner and Holder agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, directors, employees and affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable additions to tax, interest and penalties thereon) arising from any tax benefit obtained for such Owner or Holder.

SECTION 3.03     Representations and Warranties on Deposit of Shares.

Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that (a) such Shares and each certificate therefor, if applicable, are duly authorized, validly issued, fully paid, nonassessable and legally obtained, and free of any preemptive or comparable rights of the holders of outstanding Shares, (b) the person making such deposit is duly authorized so to do, (c) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and (d) such Shares (A) are not Restricted Securities unless at the time of deposit the requirements of paragraphs (c), (e), (f) and (h) of Rule 144 shall not apply and such Shares may be freely transferred and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933.  To the extent the person depositing Shares is an “affiliate” of the Company as such term is defined in Rule 144, the person also represents and warrants that upon the sale of the American Depositary Shares, all of the provisions of Rule 144, which enable the Shares to be freely sold (in the form of American Depositary Shares), will be fully complied with and, as a result thereof, all of the American Depositary Shares issued in respect of such Shares will not be on the sale thereof, Restricted Securities.  Every such person shall also be deemed to represent that such Shares are not subject to other restrictions on sale or deposit under the laws of the United States or Korea, or under a shareholder agreement or the articles of incorporation or similar document of the Company.  Such representations and warranties shall survive the deposit of Shares and delivery of American Depositary Shares.  If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

SECTION 3.04     Disclosure of Interests.

The Company may from time to time request Owners or Holders or former Owners or Holders to provide information as to the capacity in which they hold or held American Depositary Shares and regarding the identity of any other persons then or previously interested in such American Depositary Shares and the nature of such interest and various other matters.  Each such Owner or Holder agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to this Section whether or not still an Owner or Holder at the time of such request.  The Depositary agrees to forward any request for information received from the Company to those Owners and, to the extent the Depositary at the time requested has such information on its books and it is not a violation of its current procedures or policies, former Owners requested by the Company to the address on the books of the Depositary (or to the last known address, if any, of such former Owners) and to forward to the Company any responses to such requests received by the Depositary.

SECTION 3.05     Ownership Restrictions.

The Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding the limits under the articles of incorporation of the Company or applicable laws, or where such transfer would result in a deposit hereunder which is not permitted under Section 2.02.  The Company may also restrict, in such manner as it deems appropriate, transfers of the American Depositary Shares registered on the books of the Depositary in the name of a specified Owner where such transfer may cause the total number of Shares represented by the American Depositary Shares beneficially owned by a single Owner, when aggregated with all other Shares beneficially owned by such Owner (including Shares beneficially owned by affiliates of such Owner), to exceed four (4) percent of the aggregate number of shares with voting rights of the Company issued and outstanding, or any other limits under the articles of incorporation of the Company or applicable law with respect to which the Company may, from time to time, notify the Depositary.  To the extent that the provisions of or governing any Deposited Securities may impose limits on beneficial or other ownership of Deposited Securities, other Shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, Owners and all persons holding Receipts agree to comply with all such ownership limitations and to comply with any reasonable Company instructions in respect thereof.  The Company reserves the right to instruct Owners to deliver their American Depositary Shares for cancellation and withdrawal of the Deposited Securities so as to permit the Company to deal directly with the Owner thereof as a holder of Shares and Owners agree to comply with such instructions.  The Depositary agrees to cooperate with the Company in its efforts to inform Owners of the Company’s exercise of its rights under this Section 3.05 and agrees to consult with, and provide reasonable assistance without risk, liability or expense on the part of the Depositary to, the Company on the manner or manners in which it may enforce such rights with respect to any Owner.

Notwithstanding anything in this Deposit Agreement to the contrary, under no circumstances shall the restrictions on ownership set forth in this Section 3.05 authorize or require the Depositary or the Company to seek to void, nullify or rescind any sale or transfer of American Depositary Shares effected over the New York Stock Exchange or in the DTC system.

SECTION 3.06     Reporting Obligations and Regulatory Approvals.

Applicable laws and regulations may require beneficial owners and holders of Shares, including the Owners and Holders of American Depositary Shares, to satisfy reporting requirements and obtain regulatory approvals in certain circumstances.  Owners and Holders of American Depositary Shares are solely responsible for determining and complying with such reporting requirements and obtaining such approvals.  Each Owner and Holder hereby agrees to make such determination, file such reports, and obtain such approvals to the extent and in the form required by applicable laws and regulations as in effect from time to time.  None of the Depositary, the Custodian, the Company or any of their respective agents or affiliates shall be required to take any actions whatsoever on behalf of Owners or Holders of American Depositary Shares to determine or satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

ARTICLE 4.              THE DEPOSITED SECURITIES

SECTION 4.01     Cash Distributions.

Whenever the Depositary, or on its behalf, its agent, shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, or shall cause its agent to, subject to the provisions of Section 4.05, convert such dividend or distribution into Dollars and shall distribute the amount thus received (net of applicable fees, charges and expenses of the Depositary as provided in Section 5.09) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, subject to such distribution being permissible and practicable with respect to certain Owners; provided, however, that in the event that the Company or an agent of the Company, the Depositary or the Custodian shall be required to withhold from such cash dividend or such other cash distribution an amount on account of taxes or other governmental charges, the amount distributed to the Owner of the American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent.  Any such fractional amounts shall be rounded down to the nearest whole cent and so distributed to Owners entitled thereto.  The Company or its agent or the Depositary or its agent, as appropriate, shall remit to the appropriate governmental authority or agency in Korea or any other relevant jurisdiction all amounts withheld and owing to such authority or agency.  The Depositary shall forward as promptly as practicable to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies, and the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners.

SECTION 4.02     Distributions Other Than Cash, Shares or Rights.

Subject to the provisions of Sections 4.11 and 5.09, whenever the Depositary shall receive any distribution other than a distribution described in Sections 4.01, 4.03 or 4.04, the Depositary shall, as promptly as practicable, cause the securities or property received by it to be distributed to the Owners entitled thereto (after deduction or upon payment of any applicable fees and expenses of the Depositary or any taxes or other governmental charges) in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or an agent of the Company, the Depositary or the Custodian withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners) the Depositary deems such distribution not to be equitable and practicable, the Depositary may, after consultation with the Company, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.09) shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash pursuant to Section 4.01.  The Depositary may withhold any distribution of securities under this Section 4.02 if it has not received reasonably satisfactory assurances from the Company that the distribution does not require registration under the Securities Act of 1933.  The Depositary may sell, by public or private sale, an amount of securities or other property it would otherwise distribute under this Section 4.02 that is sufficient to pay its fees and expenses in respect of that distribution.  The Depositary reserves the right to utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. (“J.P. Morgan”) to direct, manage and/or execute any public and/or private sale of securities under this Deposit Agreement.  Such division, branch and/or affiliate may charge the Depositary a fee in connection with such sales, which fee is considered an expense of the Depositary contemplated under Section 5.09 hereof.  All purchases and sales of securities will be handled by the Depositary in accordance with its then current policies, which are currently set forth in the “Depositary Receipt Sale and Purchase of Security” section of https://www.adr.com/Investors/FindOutAboutDRs, the location and contents of which the Depositary shall be solely responsible for.

SECTION 4.03     Distributions in Shares.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, and shall if the Company shall so request, deliver, as promptly as practicable, to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, Receipts evidencing an aggregate number of whole American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of this Deposit Agreement with respect to the deposit of Shares and issuance of American Depositary Shares, including withholding of any tax or governmental charge as provided in Section 4.11 and payment of the fees and expenses of the Depositary as provided in Section 5.09 (and the Depositary may sell, by public or private sale, an amount of the Shares received sufficient to pay its fees and expenses in respect of the distribution).  The Depositary may withhold any such delivery of American Depositary Shares if it has not received satisfactory assurances from the Company that such distribution does not require registration under the Securities Act of 1933.  In lieu of delivering fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.01.  If additional American Depositary Shares are not so delivered, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

SECTION 4.04     Rights.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature (“Right”), subject to the other provisions of this Deposit Agreement, to the extent practicable, the Depositary will distribute to each Owner entitled thereto on the record date set by the Depositary therefor at such Owner's address shown on the ADR Register, in proportion to the number of Deposited Securities (on which the following distributions on Deposited Securities are received by the Custodian) represented by American Depositary Shares evidenced by such Owner’s Receipts: (i) warrants or other instruments in the discretion of the Depositary representing rights to acquire additional Receipts in respect of any Rights to subscribe for additional Shares or Rights of any nature available to the Depositary as a result of a distribution on Deposited Securities, to the extent that the Company timely furnishes to the Depositary evidence satisfactory to the Depositary that the Depositary may lawfully distribute the same (the Company has no obligation to so furnish such evidence), or (ii) to the extent the Company does not so furnish such evidence and sales of Rights are practicable, any Dollars available to the Depositary from the net proceeds of sales of Rights as in the case of distribution received in cash pursuant to Section 4.01, or (iii) to the extent the Company does not so furnish such evidence and such sales cannot practicably be accomplished by reason of the nontransferability of the Rights, limited markets therefor, their short duration or otherwise, nothing (and any Rights may lapse).

SECTION 4.05     Conversion of Foreign Currency.

Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the reasonable judgment of the Depositary, pursuant to applicable law, be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine subject to applicable law, such foreign currency into Dollars, and, subject to the other provisions of this Deposit Agreement, such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any rights, warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such rights, warrants and/or instruments upon surrender thereof for cancellation.  Such distribution or conversion may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any American Depositary Shares or otherwise and shall be net of any fees, charges and expenses provided for in this Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of, or filing a report to, any government or agency thereof and such approval or license is obtainable or such report can be filed at a reasonable cost and within a reasonable time, the Depositary shall, as promptly as practicable, file such application for such approval or license, or such report, if any as it may deem reasonable and practicable in its sole discretion.

If at any time the Depositary shall determine that in its reasonable judgment, pursuant to applicable law, any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of, or acceptance of any report to, any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license or acceptance is not obtained within a reasonable period of time as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary or Custodian to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.  In connection with the conversion of foreign currency into Dollars, the Depositary shall deduct out of such foreign currency the fees, expenses and other charges charged by it and/or its agent (which may be a division, branch or affiliate) so appointed in connection with such conversion.  J.P. Morgan and/or its agent may act as principal for such conversion of foreign currency.  For further details, see https://www.adr.com.

SECTION 4.06     Fixing of Record Date.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it necessary or convenient, the Depositary shall, after consultation with the Company if practicable, fix a record date, which date shall, to the extent applicable, either (a) be the same date as the record date fixed by the Company, or (b) if different from the record date fixed by the Company, be as near as is practicable to such record date, or if not related to a record date fixed by the Company, be as of the date set by the Depositary (i) for the determination of the Owners who shall be (1) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (2) entitled to give instructions for the exercise of voting rights at, and to attend (without voting or speaking), any such meeting or (3) responsible for any fees, charges or expenses assessed by the Depositary pursuant to this Deposit Agreement, or (ii) on or after which each American Depositary Share will represent the changed number of Shares.  Subject to the provisions of Sections 4.01 through 4.05 and to the other terms and conditions of this Deposit Agreement, the Owners on such record date shall, as the case may be, be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively, be entitled to give voting instructions and to act in respect of any other such matter or be responsible for such fee, charges or expenses or shall otherwise be obligated in accordance herewith.

SECTION 4.07     Voting of Deposited Securities.

Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, distribute to the Owners a notice, the form of which notice shall be in the reasonable discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting (or if requested by the Company, a summary of such information provided by the Company), (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Korean law and of the articles of incorporation of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given, including instructions to give a discretionary proxy to a person designated by the Company.  Upon the actual receipt by the ADR Department of the Depositary of the written request of an Owner of American Depositary Shares on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law and the provisions of the articles of incorporation of the Company, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by those American Depositary Shares in accordance with the instructions set forth in such request.  Owners and Holders are advised by the Company that to the extent the Depositary does not provide the Company with voting instructions from Owners with respect to all of the Deposited Securities, the Company will, to the extent in accordance with Korean law, treat those Deposited Securities for which voting instructions were not presented by the Depositary as having been voted in the same manner and in the same proportion as the holders of all other outstanding Shares vote their Shares.  The Depositary shall not vote (or give a proxy with respect to) Shares or other Deposited Securities other than in accordance with such instructions and will not itself exercise any voting discretion in respect of any Deposited Securities.  An Owner acting on its own behalf or on behalf of a Holder shall not be entitled to give any instructions with respect to voting rights associated with American Depositary Shares held by such Owner or Holder if and to the extent the total number of Shares represented by American Depositary Shares beneficially owned by such Owner or Holder, when aggregated with all other Shares beneficially owned by such Owner or Holder (including Shares beneficially owned by affiliates of such Owner or Holder), exceeds four (4) percent of the total number of shares with voting rights of the Company outstanding or any other limit under the Company’s articles of incorporation or applicable law with respect to which the Company may, from time to time, notify the Depositary.  The Company may take any and all action necessary or desirable to enforce the restrictions on the exercise of voting rights set forth in the preceding sentence.

Subject to applicable law and the rules of any securities exchange on which American Depositary Shares or the Deposited Securities represented thereby are listed, the Depositary shall, if requested in writing by the Company, deliver, at least three business days prior to the date of such meeting, to the Company, copies of all instructions received from Owners in accordance with which the Depositary will vote, or cause to be voted,  Deposited Securities at such meeting.

In order to give Owners a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to Deposited Securities, the Company shall use its best efforts to provide the Depositary notice of any such meeting not less than 30 days prior to the meeting date.

Notwithstanding anything contained in this Deposit Agreement or any Receipt, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the American Depositary Shares are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Owners a notice that provides Owners with, or otherwise publicizes to Owners, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).  Voting instructions will not be deemed received until such time as the ADR Department of the Depositary responsible for proxies and voting has received such instructions notwithstanding that such instructions may have been physically received by J.P. Morgan, as Depositary, prior to such time.

SECTION 4.08     Changes Affecting Deposited Securities.

Upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any distribution under Section 4.02 or 4.03 that is not distributed to Owners, or upon any recapitalization, reorganization, merger or consolidation, liquidation, receivership or bankruptcy of the Company or sale of assets affecting the Company, or upon the redemption or cancellation by the Company of the Deposited Securities, any securities, cash or property which shall be received by the Depositary or a Custodian in exchange for, in conversion of, in lieu of or in respect of Deposited Securities, shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received, unless additional American Depositary Shares are delivered pursuant to, or the Depositary takes any of the actions otherwise described in, the following sentence.  In any such case the Depositary may, and shall if the Company shall so reasonably request, amend the Receipt or deliver additional American Depositary Shares as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities, or distribute any cash, securities or property received in respect of the Deposited Securities.  As soon as practicable after the occurrence of any such change, conversion or exchange covered by this Section 4.08 in respect of the Deposited Securities that affects holdings of American Depositary Shares, the Depositary shall give notice thereof in writing to all Owners.

SECTION 4.09     Reports.

The Depositary shall make available for inspection by Owners at an office of the Depositary any reports and communications, including any proxy solicitation material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary shall send to the Owners copies of such reports, notices and communications when furnished by the Company pursuant to Section 5.06.  The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the Commission.  Such reports and other information may be inspected and copied through the Commission’s EDGAR system or at public reference facilities maintained by the Commission located at the date hereof at 100 F Street, NE, Washington, DC 20549.

SECTION 4.10     Lists of Owners.

Promptly upon the written request of the Company, the Depositary shall, at the expense of the Company, furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names American Depositary Shares are registered on the books of the Depositary.

SECTION 4.11     Withholding.

In connection with any distribution to Owners, the Company or its agent will remit to the appropriate governmental authority or agency all amounts (if any) required under applicable law to be withheld and remitted by the Company or such agent and owing to such governmental authority or agency by the Company or such agent; and the Depositary and the Custodian or their respective agents will remit to the appropriate governmental authority or agency all amounts (if any) required under applicable law to be withheld and remitted by the Depositary or the Custodian and owing to such authority or agency by the Depositary or the Custodian.  The Depositary shall forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies.  In the event that the Depositary determines that any distribution in property other than cash (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary or the Custodian is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively, all in accordance with applicable provisions of this Deposit Agreement.

Notwithstanding any other provision of this Deposit Agreement, before making any distribution or other payment on any Deposited Securities, the Company shall make such deductions (if any) which, by the laws of Korea, the Company is required to make in respect of any income, capital gains or other taxes and the Company may also deduct the amount of any tax or governmental charges payable by the Company or for which the Company might be made liable in respect of such distribution or other payment or any document signed in connection therewith.  In making such deductions, neither the Company nor the Depositary shall have any obligation to any Owner or Holder to apply a rate under any treaty or other arrangement between Korea and the country within which the Owner or Holder is resident unless such Owner or Holder has timely provided to the Company or its agent (directly or through the Depositary) evidence of the residency of such Owner or Holder that is satisfactory to the relevant tax authorities of Korea.  Neither the Company nor the Depositary shall have any obligation to solicit any such evidence of residency from Owners or Holders.

When reasonably requested by the Company prior to the distribution of dividends by the Company or in connection with a termination of this Deposit Agreement, the Depositary shall send to all Owners entitled to receive such dividend or proceeds of such sale of Shares, as the case may be, a notice in a form which the Company shall provide requesting evidence of each such Owner’s country of tax residence.  The Depositary shall forward to the Company or its agent any such evidence received by it in order to establish such Owner’s country of tax residence.  The Depositary shall have no obligations or liability to any person if any Owner fails to provide such evidence or if such evidence does not reach relevant tax authorities in time or if for any other reason any Owner or Holder fails to obtain the benefit of any tax treaty or otherwise.

ARTICLE 5.            THE DEPOSITARY, THE CUSTODIANS AND THE COMPANY

SECTION 5.01     Maintenance of Office and Transfer Books by the Depositary.

Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain facilities for the execution and delivery, registration, registration of transfers and surrender of American Depositary Shares in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep at a designated transfer office (the “Transfer Office”) a register (the “ADR Register”) for the registration of Receipts and transfers of Receipts, which in the case of Direct Registration Receipts shall include the Direct Registration System, and which at all reasonable times shall be open for inspection by the Owners and the Company, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the American Depositary Shares.

The Depositary may close the transfer books at any time or from time to time when deemed expedient by it in connection with the performance of its duties hereunder or, in the case of the issuance book portion of the ADR Register, at the reasonable request of the Company in order to enable the Company to comply with applicable law, provided that any such closing of the transfer books shall be subject to the provisions of Section 2.06 which limit the suspension of withdrawals of Shares.

If any Receipts or American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or appoint a Registrar for registry of such American Depositary Shares in accordance with any requirements of such exchange or exchanges.

The Company shall have the right, upon reasonable request, to inspect the transfer and registration records of the Depositary relating to the American Depositary Shares, to take copies thereof and to require the Depositary to supply copies of such portions of such records as the Company may reasonably request.

SECTION 5.02     Prevention or Delay in Performance by the Depositary or the Company.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner, Holder or third party (a) if by reason of any provision of any present or future law, regulation, rule, fiat, order or decree of the United States, Korea or any other country or jurisdiction, or of any governmental or regulatory authority or stock exchange or market or automated quotation system, the provisions of or governing any Deposited Securities, or by reason of any provision, present or future, of the articles of incorporation of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or terrorism, nationalization, expropriation, currency restrictions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, computer failure or other circumstances beyond its direct and immediate control, any of them shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement or the Deposited Securities it is provided shall be done or performed (including, without limitation, voting pursuant to Section 4.07), (b) by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement or the Deposited Securities it is provided shall or may be done or performed, (c) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement (including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable), (d) for the inability of any Owner or Holder to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Owners or Holders, or (e) for any indirect, special, consequential or punitive damages (including without limitation, legal fees and expenses) or lost profits, in each case, of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.  Where, by the terms of a distribution pursuant to Section 4.01, 4.02 or 4.03, or an offering or distribution pursuant to Section 4.04, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary, subject to the terms of this Deposit Agreement and after consultation with the Company if practicable, shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

SECTION 5.03     Obligations of the Depositary, the Custodian and the Company.

The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Owner or Holder, except that the Company agrees to perform its obligations specifically set forth in this Deposit Agreement without gross negligence or willful misconduct.

The Depositary and its agents assume no obligation nor shall any of them be subject to any liability under this Deposit Agreement (including, without limitation, liability with respect to the validity or worth of the Deposited Securities) to Owners or Holders, except to perform its obligations specifically set forth in this Deposit Agreement without gross negligence or willful misconduct.

The Depositary and its agents shall be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the American Depositary Shares.  The Company and its agents shall be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the American Depositary Shares, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required.

Neither the Depositary nor the Company nor any of their respective agents shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary.

The Depositary shall not be liable for the acts or omissions made by, or the solvency of, any securities depository, clearing agency or settlement system.

The Depositary and its agents shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities (provided that such failure is not in bad faith), or for the manner in which any such vote is cast or the effect of any such vote.

The Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any Custodian that is not a branch or affiliate of J.P. Morgan.  The Depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale.  The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by them to be genuine and to have been signed, presented or given by the proper party or parties.  The Depositary shall be under no obligation to inform Owners or Holders about the requirements of Korean law, rules or regulations or any changes therein or thereto.  The Depositary may rely upon instructions from the Company in respect of any approval or license required for any currency conversion, transfer or distribution.  The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts.  Notwithstanding anything to the contrary set forth in this Deposit Agreement or any Receipt, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with this Deposit Agreement, any Owner or Owners, any Receipt or Receipts or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation, laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.  None of the Depositary, the Custodian or the Company shall be liable for the failure by any Owner or Holder to obtain the benefits of credits on the basis of non-U.S. tax paid against such Owner’s or Holder’s income tax liability.  The Depositary and the Company shall not incur any liability for any tax consequences that may be incurred by Owners and Holders on account of their ownership of the Receipts or American Depositary Shares.  The Depositary shall not incur any liability for the content of any information submitted to it by or on behalf of the Company for distribution to the Owners or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of this Deposit Agreement or for the failure or timeliness of any notice from the Company.  Neither the Depositary, the Company nor any of their respective agents shall be liable to Owners or Holders for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.04     Resignation and Removal of the Depositary.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Company by 60 days’ prior written notice of such removal, to become effective upon the later of (a) the 60th day after delivery of the notice to the Depositary, unless waived by the Depositary, and (b) appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts that are reasonable under the circumstances to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than as contemplated in Sections 5.08 and 5.09); but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in Sections 5.08 and 5.09), shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor and shall deliver to such successor a list of the Owners of all outstanding American Depositary Shares.  Any such successor depositary shall promptly mail notice of its appointment to all Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.05     The Custodians; Depositary’s Agents.

(a) The Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it.  Any Custodian may resign and be discharged from its duties hereunder by written notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective.  If upon the effectiveness of such resignation there would be no Custodian acting hereunder, the Depositary shall, after receiving such notice, appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian hereunder.  The Depositary may discharge any Custodian at any time upon notice to the Custodian being discharged.  The Depositary in its discretion may appoint a substitute or additional custodian or custodians, which shall thereafter be one of the Custodians hereunder.  The Depositary will give prompt notice of any such action, which will be advance notice if practicable.  Upon the instruction of the Depositary, any Custodian ceasing to act hereunder as Custodian shall deliver all Deposited Securities held by it to a Custodian continuing to act.

Notwithstanding anything to the contrary contained in this Deposit Agreement (including the Receipts) and subject to the penultimate sentence of Section 5.03 hereof, the Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the Custodian except to the extent that the Custodian has (i) committed fraud or willful misconduct in the provision of custodial services to the Depositary or (ii) failed to use reasonable care in the provision of custodial services to the Depositary as determined in accordance with the standards prevailing in the jurisdiction in which the Custodian is located.

(b) The Depositary may perform its obligations under this Deposit Agreement through any agent appointed by it, provided that, (i) in the case of transfer agency obligations, the Depositary shall notify the Company of such appointment and (ii) the Depositary shall remain responsible for the performance of such obligations as if no agent were appointed, in all cases subject to Section 5.03 hereof.

SECTION 5.06     Notices and Reports.

On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Company agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

The Company will arrange for the translation into English, if not already in English, and the prompt transmittal by the Company to the Depositary and the Custodian of such notices and any other reports and communications which are made generally available by the Company to holders of its Shares.  If requested in writing by the Company, the Depositary will arrange for the mailing at the Company’s expense, of copies thereof (or if requested by the Company, a summary of any such notice provided by the Company) to all Owners or, at the request, risk and expense of the Company, make such notices, reports and other communications available to all Owners on a basis similar to that for holders of Shares or other Deposited Securities, or on such other basis as the Company may advise the Depositary may be required by any applicable law, regulation or stock exchange requirement.  The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

SECTION 5.07     Distribution of Additional Shares, Rights, etc.

If the Company or any affiliate of the Company determines to make any issuance or distribution of (a) additional Shares, (b) rights to subscribe for Shares, (c) securities convertible into Shares, or (d) rights to subscribe for such securities (each a “Distribution”), the Company shall notify the Depositary in writing in English as promptly as practicable and in any event before the Distribution starts and, if requested in writing by the Depositary, the Company shall promptly furnish to the Depositary legal opinions, in forms and from counsels reasonably acceptable to the Depositary, dealing with such issues reasonably requested by the Depositary.

The Company agrees with the Depositary that neither the Company nor any company controlled by, controlling or under common control with the Company will at any time deposit any Shares, either originally issued or previously issued and reacquired by the Company or any such affiliate, unless such deposit complies in all respects with the Securities Act of 1933 and the Company furnishes the Depositary with legal opinions, in forms and from counsels reasonably acceptable to the Depositary, dealing with such issues reasonably requested by the Depositary.

SECTION 5.08     Indemnification.

The Company agrees to indemnify the Depositary, and each of its directors, employees, agents and affiliates and any Custodian against, and defend and hold each of them harmless from, any loss, liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, pursuant to the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (a) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or willful misconduct of the Depositary or its directors, officers or affiliates acting in their capacities as such hereunder; or (b) by the Company or any of its directors, employees, agents and affiliates.

The indemnities set forth in the preceding paragraph shall  also apply to any liability or expense which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum) relating to the offer or sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or its agents, as applicable, furnished in writing by the Depositary and not changed or altered by the Company expressly for use in any of the foregoing documents, or, (ii) if such information relating to the Depositary or its agents is provided by the Depositary and not changed or altered by the Company, the failure to state a material fact necessary to make the information provided not misleading.

Except as provided in the next succeeding paragraph, the Depositary shall indemnify the Company against, and defend and hold the Company harmless from, any direct loss, liability or expense (including reasonable fees and expenses of counsel) to the extent such loss, liability or expense is due to the negligence or willful misconduct of the Depositary.

Notwithstanding any other provision of this Deposit Agreement or the Receipts to the contrary, neither the Company nor the Depositary, nor any of their agents shall be liable to the other for any indirect, special, punitive or consequential damages or lost profits (collectively “Special Damages”) of any form incurred by any of them or any other person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought; provided, however, that to the extent Special Damages arise from or out of a claim brought by a third party (including, without limitation, Owners and/or Holders) against the Depositary or any of its agents acting under the Deposit Agreement, the Depositary and its agents shall be entitled to full indemnification from the Company for all such Special Damages, unless such Special Damages are found to have been a direct result of the gross negligence or willful misconduct of the Depositary.

Any person seeking indemnification hereunder (an “indemnified person”) shall notify the person from whom it is seeking indemnification (the “indemnifying person”) of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person’s rights to seek indemnification except to the limited extent the indemnifying person is materially prejudiced by such failure) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which defense shall be reasonable under the circumstances. No indemnified person shall compromise or settle any indemnifiable action or claim without the prior written consent of the indemnifying person (which consent shall not be unreasonably withheld) unless (i) there is no finding or admission of any violation of law and no effect on any other claims that may be made against such indemnifying person and (ii) the sole relief provided is monetary damages that are paid in full by the indemnified person (without indemnification hereunder by the indemnifying person) seeking such compromise or settlement.

The obligations set forth in this Section 5.08 shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person.

SECTION 5.09     Charges of Depositary.

The Depositary may charge, and collect from, (i) each person to whom American Depositary Shares are issued, including, without limitation, issuances against deposits of Shares, issuances in respect of distributions of Shares, rights and/or distributions under Section 4.02, issuances pursuant to a stock dividend or stock split declared by the Company, or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the American Depositary Shares or the Deposited Securities, and (ii) each person surrendering American Depositary Shares for withdrawal of Deposited Securities or whose American Depositary Shares are cancelled or reduced for any other reason, U.S.$5.00 or less for each 100 American Depositary Shares (or portion thereof) issued, delivered, reduced, cancelled or surrendered (as the case may be). The Depositary may sell (by public or private sale) sufficient securities and property received in respect of distributions of Shares, Rights and/or distributions under Section 4.02 prior to such deposit to pay such charge. The following additional charges shall be incurred by the Owners, by any party depositing or withdrawing Shares or by any party surrendering American Depositary Shares and/or to whom American Depositary Shares are issued (including, without limitation, issuances pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American Depositary Shares or the Deposited Securities or a distribution of American Depositary Shares pursuant to Sections 4.02, 4.03 or 4.04, whichever is applicable): (i) a fee of U.S.$0.02 or less per American Depositary Share for any cash distribution made pursuant to the Deposit Agreement, (ii) a fee of U.S.$1.50 or less per Receipt or Receipts for transfers made pursuant to Section 2.04 hereof, (iii) a fee for the distribution or sale of securities pursuant to Sections 4.02, 4.03 or 4.04 hereof, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this Section 5.09 treating all such securities as if they were Shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to Owners entitled thereto, (iv) an aggregate fee of U.S.$0.02 or less per American Depositary Share per calendar year (or portion thereof) for services performed by the Depositary in administering the Receipts (which fee may be charged on a periodic basis during each calendar year and shall be assessed against Owners as of the record date or record dates set by the Depositary during each calendar year and shall be payable at the sole discretion of the Depositary by billing such Owners or by deducting such charge from one or more cash dividends or other cash distributions), and (v) a fee for the reimbursement of such fees, charges and expenses as are incurred by the Depositary and/or any of its agents (including, without limitation, the Custodian and expenses incurred on behalf of Owners in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the Shares or other Deposited Securities, the sale of securities (including, without limitation, Deposited Securities), the delivery of Deposited Securities or otherwise in connection with the Depositary's or its Custodian's compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against Owners as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Owners or by deducting such charge from one or more cash dividends or other cash distributions).

The Company agrees to pay the other fees and reasonable out-of-pocket expenses of the Depositary and those of any agent of the Depositary (except the Custodian) only in accordance with agreements in writing entered into between the Depositary and the Company from time to time, except (i) stock transfer or other taxes and other governmental charges (which are payable by Owners or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Owners delivering Shares, Receipts or Deposited Securities (which are payable by such persons or Owners), and (iii) transfer or registration fees for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Owners withdrawing Deposited Securities; there are no such fees in respect of the Shares as of the date of this Deposit Agreement).  The fees, charges and expenses incurred by the Depositary in connection with the conversion of foreign currency and the sale of securities shall not be treated as fees of the Depositary notwithstanding that J.P. Morgan or an affiliate thereof participated in such conversion and/or sale, as the case may be, including in a principal capacity.

The fees, charges and expenses covered by this Section 5.09 may at any time and from time to time be changed by agreement between the Company and the Depositary.

The Depositary anticipates reimbursing the Company for certain expenses incurred by the Company that are related to the establishment and maintenance of the American Depositary Receipt program or otherwise upon such terms and conditions as the Company and the Depositary may agree from time to time.  The Depositary may make available to the Company a set amount or a portion of the Depositary fees charged in respect of the American Depositary Receipt program or otherwise upon such terms and conditions as the Company and the Depositary may agree from time to time.

The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of this Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

The Depositary may own and deal in any class of securities of the Company and its affiliates and in American Depositary Shares.

SECTION 5.10     Retention of Depositary Documents.

The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Company timely requests that such papers be retained for a longer period or turned over to the Company or to a successor depositary.

SECTION 5.11     Exclusivity.

The Company agrees not to appoint any other depositary for issuance of American Depositary Shares so long as J.P. Morgan is acting as Depositary hereunder, subject, however, to the rights of the Company under Section 5.04.

ARTICLE 6.           AMENDMENT AND TERMINATION

SECTION 6.01     Amendment.

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Holders in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall not, however, become effective as to outstanding American Depositary Shares until the expiration of 30 days after notice of such amendment shall have been given to the Owners of outstanding American Depositary Shares. Every Owner and Holder, at the time any amendment so becomes effective, shall be deemed, by continuing to hold American Depositary Shares or any interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner to surrender American Depositary Shares and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.  Notwithstanding the foregoing, if any governmental body or regulatory body or authority should adopt new laws, rules or regulations which would require amendment or supplement of this Deposit Agreement or the form of the Receipts to ensure compliance therewith, the Company and the Depositary may amend or supplement this Deposit Agreement and the form of the Receipts at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to this Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to the Owners and Holders or within any other period of time as required for compliance.

Notice of any amendment to this Deposit Agreement or the form of the Receipts shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Owners identifies a means for Owners and Holders to retrieve or receive the text of such amendment (i.e., upon retrieval from the Commission’s, the Depositary’s or the Company’s website or upon request from the Depositary).  The parties hereto agree that any amendments or supplements which (a) are reasonably necessary (as agreed by the Company and the Depositary) in order for (i) the American Depositary Shares to be registered on Form F-6 under the Securities Act of 1933 or (ii) the American Depositary Shares to be settled in electronic book-entry form and (b) do not in either such case impose or increase any fees or charges to be borne by Owners or Holders, shall be deemed not to prejudice any substantial rights of Owners or Holders.

SECTION 6.02     Termination.

The Company may at any time terminate this Deposit Agreement by instructing the Depositary to mail a notice of termination to the Owners of all American Depositary Shares then outstanding at least 30 days prior to date fixed in such notice for such termination.  The Depositary may likewise terminate this Deposit Agreement if at any time 90 days shall have expired after the Depositary delivered to the Company a written resignation notice and if a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04; in such case the Depositary shall mail a notice of termination to the Owners of all American Depositary Shares then outstanding at least 30 days prior to the date fixed in such notice for such termination.  The date so fixed for termination of this Deposit Agreement in any termination notice so distributed by the Depositary to the Owners of all American Depositary Shares is referred to as the “Termination Date.”  Until the Termination Date, the Depositary shall continue to perform all of its obligations under this Deposit Agreement, and the Owners and Holders will be entitled to all of their rights, and subject to all of their obligations, under this Deposit Agreement.

On and after the Termination Date, the Owner of American Depositary Shares will, upon (a) surrender of such American Depositary Shares, (b) payment of the fees, charges and expenses of the Depositary hereunder, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by those American Depositary Shares.  Except for those obligations which survive the termination hereof, the obligations under the terms of this Deposit Agreement of Owners and Holders of American Depositary Shares outstanding as of the Termination Date shall survive the Termination Date and shall be discharged only when the applicable American Depositary Shares are presented by their Owners to the Depositary for cancellation under the terms of this Deposit Agreement and such Owners and Holders have otherwise complied with the provisions hereof.

If any American Depositary Shares shall remain outstanding after the Termination Date, the Depositary thereafter shall discontinue the registration of transfers of American Depositary Shares, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to (i) collect dividends and other distributions pertaining to Deposited Securities and sell rights and other property as provided in this Deposit Agreement, (ii) deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, upon surrender of American Depositary Shares (after deducting, in each case, the fees, charges and expenses of the Depositary for the account of the Owner of such American Depositary Shares in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges) and (iii) take such actions as may be required under applicable law in connection with its role as Depositary under this Deposit Agreement.

At any time after the expiration of four months from the Termination Date, the Depositary may sell the Deposited Securities then held under this Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account and without liability for interest, for the pro rata benefit of the Owners of American Depositary Shares that have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except (i) to account for such net proceeds and other cash (after deducting, in each case, the fees, charges and expenses of the Depositary owing in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges), (ii) its obligations under Section 5.08 of this Deposit Agreement and (iii) as may be required by law in connection with the termination of this Deposit Agreement.  Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary and its agents under Sections 5.08 and 5.09 and Article 7.

ARTICLE 7.           MISCELLANEOUS

SECTION 7.01     Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.  Copies of this Deposit Agreement shall be filed with the Depositary and the Custodian and shall be open to inspection by any Owner during business hours.

SECTION 7.02     No Third Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the Company, the Depositary and the Owners and their respective successors hereunder and shall not give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.03     Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.04     Owners and Holders as Parties; Binding Effect.

The Owners and Holders from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of American Depositary Shares or any interest therein.

SECTION 7.05     Notices.

Any and all notices to be given to the Company shall be deemed to have been duly given if in English and personally delivered or sent by mail or facsimile transmission confirmed by letter, addressed to KB Financial Group Inc., 7F, 26, Gukjegeumyung-ro 8-gil, Yeongdeungpo-gu, Seoul 150-758, Korea, Attention: IR General Manager, Facsimile:  82 2 2073 2848, or any other address or facsimile transmission number as the Company may specify by written notice to the Depositary.  Such delivery of a notice to the Company by the Depositary sent by mail or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a facsimile transmission) is deposited, postage prepaid, in a post-office letter box.  The Company may, however, act upon any facsimile transmission received by it from the Depositary, notwithstanding that such facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail or facsimile transmission confirmed by letter, addressed to JPMorgan Chase Bank, N.A., 4 New York Plaza, Floor 12, New York, New York 10004, Attention:  American Depositary Receipts Group, Facsimile: 1 212 552 1950, or any other address or facsimile transmission number as the Depositary may specify by written notice to the Company.  Such delivery of a notice to the Depositary by the Company sent by mail or facsimile transmission shall be deemed to be effective at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a facsimile transmission) is deposited, postage prepaid, in a post-office letter box.  The Depositary may, however, act upon any facsimile transmission received by it from the Company, notwithstanding that such facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or when first mailed, first class postage prepaid, to the address of such Owner on the ADR Register or received by such Owner.  Failure to notify an Owner or any defect in the notification to an Owner shall not affect the sufficiency of notification to other Owners or to the beneficial owners of American Depositary Shares held by such other Owners.

SECTION 7.06     Submission to Jurisdiction; Appointment of Agent for Service of Process; Jury Trial Waiver.

The Company has irrevocably appointed Kookmin Bank, New York Branch, 565 Fifth Avenue, 24th Floor, New York, New York 10017, as the Company’s authorized agent (the “Authorized Agent”) upon which process may be served in any legal suit, action or proceeding by the Depositary or any Owner, arising out of, based upon or relating to this Deposit Agreement, the Receipts, the Shares and/or other Deposited Securities, the American Depositary Shares or the transactions contemplated hereby or thereby.  The Company consents to the exclusive jurisdiction of any state or federal court in the Borough of Manhattan of the City of New York in which any such suit, action or proceeding may be instituted and waives any other requirements of or objections to personal jurisdiction with respect thereto.  The Company agrees that service of process upon the Authorized Agent shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding.  The Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect for so long as any claims may be brought under applicable statutes of limitations. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, by service by mail of a copy thereof upon the Authorized Agent (whether or not the appointment of such Authorized Agent shall for any reason prove to be ineffective or such Authorized Agent shall fail to accept or acknowledge such service), with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.05 hereof. The Company agrees that the failure of the Authorized Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment or award rendered in any action or proceeding based thereon.  If, for any reason, the Authorized Agent named above or its successor shall no longer serve as agent of the Company to receive service of process, notice or papers in New York, the Company shall promptly appoint a successor that is a corporation with offices in New York, New York, so as to serve and will promptly advise the Depositary thereof.  In the event the Company fails to continue such designation and appointment in full force and effect, the Company hereby waives personal service of process and/or notice upon it and consents that any such service of process and/or notice may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices hereunder, and service of process and/or notice so made shall be deemed completed five (5) days after the same shall have been so mailed.  The Company also irrevocably agrees that any legal suit, action or proceeding against the Depositary brought by the Company, arising out of or based upon this Deposit Agreement or the transactions contemplated hereby, may only be instituted in a state or federal court in the Borough of Manhattan of the City of New York.  Notwithstanding the foregoing, any action against the Company based on this Deposit Agreement or the transactions contemplated hereby may be instituted by the Depositary in any competent court in the Republic of Korea or in a state or federal court in New York, New York.

By holding an American Depositary Share or an interest therein, each Owner and Holder of American Depositary Shares irrevocably agrees that any legal suit, action or proceeding against or involving the Company or the Depositary, arising out of or based upon this Deposit Agreement or the transactions contemplated hereby may only be instituted in a state or federal court in the Borough of Manhattan of the City of New York, and by holding an American Depositary Share or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

To the extent that the Company or any of its properties, assets or revenues may have or may hereafter be entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment or award, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or other matters under or arising out of or in connection with the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

EACH PARTY TO THIS DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH OWNER AND HOLDER) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE COMPANY AND/OR THE DEPOSITARY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE RECEIPTS, THIS DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF, INCLUDING, WITHOUT LIMITATION, ANY QUESTION REGARDING EXISTENCE, VALIDITY OR TERMINATION WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

SECTION 7.07     Governing Law.

This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York, except with respect to its authorization and execution by the Company, which shall be governed by the laws of Korea.

SECTION 7.08     Headings.

Headings contained herein are included for convenience only and are not to be used in construing or interpreting any provision hereof.

SECTION 7.09     Amendment and Restatement of Prior Deposit Agreement.

This Deposit Agreement amends and restates the Prior Deposit Agreement in its entirety to consist exclusively of this Deposit Agreement, and each Prior Receipt is hereby deemed amended and restated to substantially conform to the form of Receipt set forth in Exhibit A annexed hereto, except that, to the extent any portion of such amendment and restatement would prejudice any substantial existing right of Owners of Prior Receipts, such portion shall not become effective as to such Owners with respect to such Prior Receipts until 30 days after such Owners shall have received notice thereof, such notice to be conclusively deemed given upon the mailing to such Owners of notice of such amendment and restatement which notice contains a provision whereby such Owners can receive a copy of the form of Receipt.

IN WITNESS WHEREOF, KB FINANCIAL GROUP INC. and JPMORGAN CHASE BANK, N.A. have duly executed this Deposit Agreement as of the day and year first set forth above and all Owners and Holders shall become parties hereto upon acceptance by them of American Depositary Shares or any interest therein.

KB FINANCIAL GROUP INC. By: _____________________________ Name: Title: JPMORGAN CHASE BANK, N.A., as Depositary By: _____________________________ Name: Title:

EXHIBIT A

IN ACCORDANCE WITH KOREAN LAW AND THE ARTICLES OF INCORPORATION OF THE COMPANY, THE RIGHT TO INSTRUCT THE DEPOSITARY WITH RESPECT TO VOTING MAY BE RESTRICTED.  SEE ARTICLE 16 HEREOF.

AMERICAN DEPOSITARY SHARES (Each American Depositary Share represents one deposited Share)

JPMORGAN CHASE BANK, N.A.
AMERICAN DEPOSITARY RECEIPT
FOR COMMON SHARES
OF
KB FINANCIAL GROUP INC.
(INCORPORATED UNDER THE LAWS OF KOREA)

JPMorgan Chase Bank, N.A., as depositary (hereinafter called the “Depositary”), hereby certifies that _________________________________________, or registered assigns IS THE OWNER OF _____________________________

AMERICAN DEPOSITARY SHARES

representing deposited common shares (herein called “Shares”) of KB Financial Group Inc., a company incorporated under the laws of the Republic of Korea (herein called the “Company”).  At the date hereof, each American Depositary Share represents one Share deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) at the principal Seoul office of Korea Securities Depository (herein called the “Custodian”).

THE DEPOSITARY’S OFFICE ADDRESS IS
4 NEW YORK PLAZA, FLOOR 12, NEW YORK, NEW YORK 10004.

1.           THE DEPOSIT AGREEMENT.

This American Depositary Receipt is one of an issue (herein called “Receipts”), all issued and to be issued upon the terms and conditions set forth in the Fifth Amended and Restated Deposit Agreement dated as of __________, 2015 (herein called the “Deposit Agreement”) among the Company, the Depositary and all Owners and Holders from time to time of American Depositary Receipts issued thereunder evidencing American Depositary Shares representing deposited Shares (as defined therein), each of whom by accepting American Depositary Shares agrees to become a party thereto and become bound by all the terms and conditions thereof.  The Deposit Agreement sets forth the rights of Owners, and Holders and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called “Deposited Securities”).  Copies of the Deposit Agreement are on file at the Depositary’s Transfer Office in New York City and at the office of the Custodian.

The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.

2.           SURRENDER OF AMERICAN DEPOSITARY SHARES AND WITHDRAWAL OF DEPOSITED SECURITIES.

Upon surrender at the Transfer Office of the Depositary of American Depositary Shares, and upon payment of the fee, charges and expenses of the Depositary provided in this Receipt and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of the Deposit Agreement, the Company’s articles of association and applicable laws, the Owner of those American Depositary Shares is entitled to delivery, to him or as instructed, of the amount of Deposited Securities at the time represented by those American Depositary Shares.  Such delivery will be made either at the office of the Custodian or, to the extent permitted by applicable law, at the Transfer Office of the Depositary.  The Depositary may deliver such Deposited Securities at such other place as may have been requested by the Owner hereof at the request, risk and expense of such Owner.

3.           TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

Transfers of American Depositary Shares may be registered on the books of the Depositary by the Owner in person or by a duly authorized attorney, upon surrender of those American Depositary Shares properly endorsed for transfer or accompanied by proper instruments of transfer, in the case of a Receipt, or pursuant to a proper instruction (including, for the avoidance of doubt, instructions through the Direct Registration System as provided in Section 2.11 of the Deposit Agreement), in the case of uncertificated American Depositary Shares, and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. At the request of an Owner, the Depositary shall, for the purpose of substituting a certificated Receipt with a Direct Registration Receipt, or vice versa, execute and deliver, without unreasonable delay, a certificated Receipt or a Direct Registration Receipt, as the case may be, for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as those evidenced by the certificated Receipt or Direct Registration Receipt, as the case may be, substituted. As a condition precedent to the issuance, delivery, registration, registration of transfer or surrender of any American Depositary Shares or split-up or combination of any Receipt, the delivery of any distribution thereon, or withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar may require (a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any applicable charges as provided in the Deposit Agreement; (b) the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing Deposited Securities and terms of the Deposit Agreement, as it may deem necessary or proper; and (c) compliance with such regulations as the Depositary may establish consistent with the Deposit Agreement.

The delivery of American Depositary Shares against deposit of Shares generally or against deposit of particular Shares may be suspended, or the transfer of American Depositary Shares in particular instances may be refused, or the registration, registration of transfer, split-up or combination of outstanding American Depositary Shares or the withdrawal of Deposited Securities may be suspended, generally or in particular circumstances, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or, in the case of the withdrawal of Deposited Securities, the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement, or for any other reason, subject to the provisions of the following sentence. Notwithstanding anything to the contrary in the Deposit Agreement or this Receipt, the surrender of outstanding American Depositary Shares and withdrawal of Deposited Securities may not be suspended subject only to (a) temporary delays caused by closing the transfer books of the Depositary or the Company or the Foreign Registrar, if applicable, or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (b) the payment of fees, taxes and similar charges, and (c) compliance with any U.S. or foreign laws or governmental regulations relating to the American Depositary Shares or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares which would be required to be registered under the provisions of the Securities Act of 1933 for public offer and sale in the United States unless a registration statement is in effect as to such Shares for such offer and sale.  The Depositary will comply with written instructions of the Company (received by the Depositary reasonably in advance) not to accept for deposit under the Deposit Agreement any Shares specifically identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company’s compliance with the securities laws of the United States.

4.           LIABILITY OF OWNER FOR TAXES.

If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to any American Depositary Shares or any Deposited Securities represented by any American Depositary Shares or any distribution thereon, such tax or other governmental charge shall be payable by the Owner to the Depositary and by holding or having held a Receipt the Owner and all prior Owners thereof, jointly and severally, agree to indemnify, defend and save harmless each of the Depositary and its agents in respect thereof.  The Depositary may refuse to effect any registration, registration of transfer, split-up or combination of Receipts or any withdrawal of Deposited Securities represented by those American Depositary Shares until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner any part or all of the Deposited Securities represented by those American Depositary Shares, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner shall remain liable for any deficiency.  Each Owner and Holder agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, directors, employees and affiliates for, and to hold each of them harmless from, any claims with respect to taxes (including applicable additions to tax, interest and penalties thereon) arising from any tax benefit obtained for such Owner or Holder.

5.           REPRESENTATIONS AND WARRANTIES ON DEPOSIT OF SHARES.

Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant, that (a) such Shares and each certificate therefor, if applicable, are duly authorized, validly issued, fully paid, nonassessable and legally obtained, and free of any preemptive or comparable rights of the holders of outstanding Shares, (b) the person making such deposit is duly authorized so to do, (c) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and (d) such Shares (A) are not Restricted Securities unless at the time of deposit the requirements of paragraphs (c), (e), (f) and (h) of Rule 144 shall not apply and such Shares may be freely transferred and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933. To the extent the person depositing Shares is an “affiliate” of the Company as such term is defined in Rule 144, the person also represents and warrants that upon the sale of the American Depositary Shares, all of the provisions of Rule 144, which enable the Shares to be freely sold (in the form of American Depositary Shares), will be fully complied with and, as a result thereof, all of the American Depositary Shares issued in respect of such Shares will not be on the sale thereof, Restricted Securities.  Every such person shall also be deemed to represent such Shares are not subject to other restrictions on sale or deposit under the laws of the United States or Korea, or under a shareholder agreement or the articles of incorporation or similar document of the Company.  Such representations and warranties shall survive the deposit of Shares and delivery of American Depositary Shares.  If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

6.           FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

Any person presenting Shares for deposit or any Owner or Holder may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, payment of applicable Korean or other taxes or other governmental charges, legal or beneficial ownership of American Depositary Shares, Deposited Securities or other securities, compliance with all applicable laws or regulations, provisions of or governing Deposited Securities or terms of the Deposit Agreement or this Receipt, or such information relating to the registration on the shareholders’ register of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the Depositary may reasonably deem necessary or proper or as the Company may reasonably require by written request to the Depositary.  The Depositary may withhold the issuance, delivery, registration, registration of transfer, split-up or combination of any Receipts or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made.  No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in each applicable jurisdiction that is then performing the function of the regulation of currency exchange.  The Depositary shall from time to time advise the Company of the availability of any such proofs, information, certificates or other representations and warranties and shall provide copies thereof to the Company as promptly as practicable upon reasonable request by the Company, unless such disclosure is prohibited by law.

7.           CHARGES OF DEPOSITARY.

The Depositary may charge, and collect from, (i) each person to whom American Depositary Shares are issued, including, without limitation, issuances against deposits of Shares, issuances in respect of distributions of Shares, rights and/or distributions under Section 4.02 of the Deposit Agreement, issuances pursuant to a stock dividend or stock split declared by the Company, or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the American Depositary Shares or the Deposited Securities, and (ii) each person surrendering American Depositary Shares for withdrawal of Deposited Securities or whose American Depositary Shares are cancelled or reduced for any other reason, U.S.$5.00 or less for each 100 American Depositary Shares (or portion thereof) issued, delivered, reduced, cancelled or surrendered (as the case may be).  The Depositary may sell (by public or private sale) sufficient securities and property received in respect of distributions of Shares, Rights and/or distributions under Section 4.02 prior to such deposit to pay such charge.  The following additional charges shall be incurred by the Owners, by any party depositing or withdrawing Shares or by any party surrendering American Depositary Shares and/or to whom American Depositary Shares are issued (including, without limitation, issuances pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American Depositary Shares or the Deposited Securities or a distribution of American Depositary Shares pursuant to Sections 4.02, 4.03 or 4.04 of the Deposit Agreement, whichever is applicable): (i) a fee of U.S.$0.02 or less per American Depositary Share for any cash distribution made pursuant to the Deposit Agreement, (ii) a fee of U.S.$1.50 or less per Receipt or Receipts for transfers made pursuant to Section 2.04 of the Deposit Agreement, (iii) a fee for the distribution or sale of securities pursuant to Sections 4.02, 4.03 or 4.04 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this Article 7 treating all such securities as if they were Shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to Owners entitled thereto, (iv) an aggregate fee of U.S.$0.02 or less per American Depositary Share per calendar year (or portion thereof) for services performed by the Depositary in administering the Receipts (which fee may be charged on a periodic basis during each calendar year and shall be assessed against Owners as of the record date or record dates set by the Depositary during each calendar year and shall be payable at the sole discretion of the Depositary by billing such Owners or by deducting such charge from one or more cash dividends or other cash distributions), and (v) a fee for the reimbursement of such fees, charges and expenses as are incurred by the Depositary and/or any of its agents (including, without limitation, the Custodian and expenses incurred on behalf of Owners in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the Shares or other Deposited Securities, the sale of securities (including, without limitation, Deposited Securities), the delivery of Deposited Securities or otherwise in connection with the Depositary's or its Custodian’s compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against Owners as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Owners or by deducting such charge from one or more cash dividends or other cash distributions).

The Company agrees to pay the other fees and reasonable out-of-pocket expenses of the Depositary and those of any agent of the Depositary (except the Custodian) only in accordance with agreements in writing entered into between the Depositary and the Company from time to time, except (i) stock transfer or other taxes and other governmental charges (which are payable by Owners or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Owners delivering Shares, Receipts or Deposited Securities (which are payable by such persons or Owners), and (iii) transfer or registration fees for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Owners withdrawing Deposited Securities; there are no such fees in respect of the Shares as of the date of the Deposit Agreement).  The fees, charges and expenses incurred by the Depositary in connection with the conversion of foreign currency and the sale of securities shall not be treated as fees of the Depositary notwithstanding J.P. Morgan or an affiliate thereof participated in such conversion and/or sale, as the case may be, including in a principal capacity.

The fees, charges and expenses covered by this Article 7 may at any time and from time to time be changed by agreement between the Company and the Depositary.

The Depositary anticipates reimbursing the Company for certain expenses incurred by the Company that are related to the establishment and maintenance of the American Depositary Receipt program or otherwise upon such terms and conditions as the Company and the Depositary may agree from time to time.  The Depositary may make available to the Company a set amount or a portion of the Depositary fees charged in respect of the American Depositary Receipt program or otherwise upon such terms and conditions as the Company and the Depositary may agree from time to time.

The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement.  As to any Depositary, upon the resignation or removal of such Depositary, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

The Depositary may own and deal in any class of securities of the Company and its affiliates and in American Depositary Shares.

8.           PRE-RELEASE OF AMERICAN DEPOSITARY SHARES.

The Depositary may, to the extent permitted by applicable law, notwithstanding Section 2.03 of the Deposit Agreement, (i) deliver American Depositary Shares prior to the receipt of Shares pursuant to Section 2.02 of the Deposit Agreement and (ii) deliver Shares prior to the receipt of American Depositary Shares for withdrawal of Deposited Securities, including American Depositary Shares that have been issued under (i) above but for which Shares may not have been received (each such transaction a “Pre-Release”).  The Depositary may receive American Depositary Shares in lieu of Shares in satisfaction of a Pre-Release under (i) above (which American Depositary Shares will promptly be canceled by the Depositary upon receipt by the Depositary) and receive Shares in lieu of American Depositary Shares in satisfaction of a Pre-Release under (ii) above.  Each Pre-Release will be (a) preceded or accompanied by a written representation from the person to whom American Depositary Shares or Shares are to be delivered, that such person, or its customer, (i) owns the Shares or American Depositary Shares to be remitted, as the case may be, (ii) agrees to indicate the Depositary as owner of such Shares or American Depositary Shares in its records and to hold such Shares or American Depositary Shares in trust for the Depositary until such Shares or American Depositary Shares are delivered to the Depositary or the Custodian, (iii) unconditionally guarantees to deliver the Depositary or the Custodian, as applicable, such Shares or American Depositary Shares and (iv) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days’ notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of Shares represented by American Depositary Shares that are outstanding at any time as a result of Pre-Release will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate and may, with the prior written consent of the Company, change that limit for purposes of general application.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing.  Collateral provided in connection with Pre-Release transactions, but not the earnings thereon, shall be held for the benefit of the Owners (other than the person or entity to whom pre-released American Depositary Shares or Shares are to be delivered).

9.           TITLE TO RECEIPTS.

It is a condition of this Receipt and every successive Owner and Holder of this Receipt by accepting or holding the same consents and agrees that when properly endorsed (in the case of a Receipt in certificated form) or accompanied by proper instruments of transfer, shall be transferable as certificated registered securities under the laws of the State of New York. American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of the State of New York.  The Depositary, notwithstanding any notice to the contrary, may treat the Owner of American Depositary Shares as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any Holder of American Depositary Shares unless that Holder is the Owner of those American Depositary Shares.

Notwithstanding anything in the Deposit Agreement or in this Receipt to the contrary, American Depositary Shares shall be evidenced by Direct Registration Receipts, unless certificated Receipts are specifically requested by the Owner.  Owners shall be bound by the terms and conditions of the Deposit Agreement and of this Receipt, regardless of whether their Receipts are Direct Registration Receipts or certificated Receipts.

10.           VALIDITY OF RECEIPT.

This Receipt in certificated form shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.

11.           REPORTS; INSPECTION OF TRANSFER BOOKS.

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and, accordingly, files reports with the Commission.  Such reports and other information may be inspected and copied through the Commission’s EDGAR system or at public reference facilities maintained by the Commission located at the date hereof at 100 F Street, N.E., Washington, D.C. 20549.

The Depositary will make available for inspection by Owners at an office of the Depositary any reports, notices and other communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.  The Depositary shall send to the Owners copies of such reports, notices and communications when furnished by the Company pursuant to the Deposit Agreement.

The Depositary will keep at its Transfer Office the ADR Register for the registration of Receipts and transfers of Receipts, which in the case of Direct Registration Receipts shall include the Direct Registration System, and which at all reasonable times shall be open for inspection by the Owners and the Company, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the American Depositary Shares.

12.           DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary, or on its behalf, its agent, shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, or shall cause its agent to, subject to the provisions of Section 4.05 of the Deposit Agreement, convert such dividend or distribution into Dollars and shall distribute the amount thus received (net of applicable fees, charges and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, subject to such distribution being permissible and practicable with respect to certain Owners; provided, however, that in the event that the Company or an agent of the Company, the Depositary or the Custodian shall be required to withhold from such cash dividend or such other cash distribution an amount on account of taxes or other governmental charges, the amount distributed to the Owner of the American Depositary Shares representing such Deposited Securities shall be reduced accordingly.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent.  Any such fractional amounts shall be rounded down to the nearest whole cent and so distributed to Owners entitled thereto.

Subject to the provisions of Sections 4.11 and 5.09 of the Deposit Agreement, whenever the Depositary shall receive any distribution other than a distribution described in Sections 4.01, 4.03 or 4.04 of the Deposit Agreement, the Depositary will, as promptly as practicable, cause the securities or property received by it to be distributed to the Owners entitled thereto (after deduction or upon payment of any applicable fees and expenses of the Depositary or any taxes or other governmental charges), in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or an agent of the Company, the Depositary or the Custodian withhold an amount on account of taxes or other governmental charges or that such securities be registered under the Securities Act of 1933 in order to be distributed to Owners) the Depositary deems such distribution not to be equitable and practicable, the Depositary may, after consultation with the Company, adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement) shall be distributed by the Depositary to the Owners of Receipts entitled thereto as in the case of a distribution received in cash, all in the manner and subject to the conditions set forth in the Deposit Agreement.  The Depositary may withhold any distribution of securities under Section 4.02 of the Deposit Agreement if it has not received reasonably satisfactory assurances from the Company that the distribution does not require registration under the Securities Act of 1933.  The Depositary may sell, by public or private sale, an amount of securities or other property it would otherwise distribute under this Article that is sufficient to pay its fees and expenses in respect of that distribution.  The Depositary reserves the right to utilize a division, branch or affiliate of J.P. Morgan to direct, manage and/or execute any public and/or private sale of securities under the Deposit Agreement.  Such division, branch and/or affiliate may charge the Depositary a fee in connection with such sales, which fee is considered an expense of the Depositary contemplated under Article 7 hereof.  All purchases and sales of securities will be handled by the Depositary in accordance with its then current policies, which are currently set forth in the “Depositary Receipt Sale and Purchase of Security” section of https://www.adr.com/Investors/FindOutAboutDRs, the location and contents of which the Depositary shall be solely responsible for.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, and shall if the Company shall so request, deliver, as promptly as practicable, to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, Receipts evidencing an aggregate number of whole American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and issuance of American Depositary Shares, including withholding of any tax or governmental charge as provided in Section 4.11 of the Deposit Agreement and payment of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.09 of the Deposit Agreement (and the Depositary may sell, by public or private sale, an amount of Shares received sufficient to pay its fees and expenses in respect of the distribution).  The Depositary may withhold any such delivery of American Depositary Shares if it has not received satisfactory assurances from the Company that such distribution does not require registration under the Securities Act of 1933.  In lieu of delivering fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in the Deposit Agreement.  If additional American Depositary Shares are not so delivered, each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

In the event that the Depositary determines that any distribution in property other than cash (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary or the Custodian is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto in proportion to the number of American Depositary Shares held by them respectively, all in accordance with the applicable provisions of the Deposit Agreement.

Notwithstanding any other provision of this Receipt or the Deposit Agreement, before making any distribution or other payment on any Deposited Securities, the Company shall make such deductions (if any) which, by the laws of Korea, the Company is required to make in respect of any income, capital gains or other taxes and the Company may also deduct the amount of any tax or governmental charges payable by the Company or for which the Company might be made liable in respect of such distribution or other payment or any document signed in connection therewith.  In making such deductions, neither the Company nor the Depositary shall have any obligation to any Owner or Holder to apply a rate under any treaty or other arrangement between Korea and the country within which the Owner or Holder is resident unless such Owner or Holder has timely provided to the Company or its agent (directly or through the Depositary) evidence of the residency of such Owner or Holder that is satisfactory to the relevant tax authorities of Korea.  Neither the Company nor the Depositary shall have any obligation to solicit any such evidence of residency from Owners or Holders.

When reasonably requested by the Company prior to the distribution of dividends by the Company or in connection with a termination of the Deposit Agreement, the Depositary shall send to all Owners entitled to receive such dividend or the proceeds of such sale of Shares, as the case may be, a notice in a form which the Company shall provide requesting evidence of each such Owner’s country of tax residence.  The Depositary shall forward to the Company or its agent any such evidence received by it in order to establish such Owner’s country of tax residence.  The Depositary shall have no obligations or liability to any person if any Owner fails to provide such evidence or if such evidence does not reach relevant tax authorities in time or if for any other reason any Owner or Holder fails to obtain the benefit of any tax treaty or otherwise.

13.           RIGHTS.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature (“Right”), subject to the other provisions of the Deposit Agreement, to the extent practicable, the Depositary will distribute to each Owner entitled thereto on the record date set by the Depositary therefor at such Owner’s address shown on the ADR Register, in proportion to the number of Deposited Securities (on which the following distributions on Deposited Securities are received by the Custodian) represented by American Depositary Shares evidenced by such Owner’s Receipts (i) warrants or other instruments in the discretion of the Depositary representing rights to acquire additional Receipts in respect of any Rights to subscribe for additional Shares or Rights of any nature available to the Depositary as a result of a distribution on Deposited Securities, to the extent that the Company timely furnishes to the Depositary evidence satisfactory to the Depositary that the Depositary may lawfully distribute the same (the Company has no obligation to so furnish such evidence), or (ii) to the extent the Company does not so furnish such evidence and sales of Rights are practicable, any Dollars available to the Depositary from the net proceeds of sales of Rights as in the case of distribution received in cash pursuant to Section 4.01, or (iii) to the extent the Company does not so furnish such evidence and such sales cannot practicably be accomplished by reason of the nontransferability of the Rights, limited markets therefor, their short duration or otherwise, nothing (and any Rights may lapse).

14.           CONVERSION OF FOREIGN CURRENCY.

Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the reasonable judgment of the Depositary, pursuant to applicable law, be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine subject to applicable law, such foreign currency into Dollars, and, subject to the other provisions of the Deposit Agreement, such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any rights, warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such rights, warrants and/or instruments upon surrender thereof for cancellation.  Such distribution or conversion may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any American Depositary Shares or otherwise and shall be net of any fees, charges and expenses provided for in the Deposit Agreement.

If such conversion or distribution can be effected only with the approval or license of, or filing a report to, any government or agency thereof and such approval or license if obtainable or such report can be filed at a reasonable cost and within a reasonable time, the Depositary shall, as promptly as practicable, file such application for such approval or license, or such report, if any, as it may deem reasonable and practicable in its sole discretion.

If at any time the Depositary shall determine that in its reasonable judgment, pursuant to applicable law, any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of, or acceptance of any report to, any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable, or if any such approval or license or acceptance is not obtained within a reasonable period of time as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary or Custodian to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.  In connection with the conversion of foreign currency into Dollars, the Depositary shall deduct out of such foreign currency the fees, expenses and other charges charged by it and/or its agent (which may be a division, branch or affiliate) so appointed in connection with such conversion. J.P. Morgan and/or its agent may act as principal for such conversion of foreign currency. For further details, see https://www.adr.com.

15.           RECORD DATES.

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall find it necessary or convenient, the Depositary shall, after consultation with the Company if practicable, fix a record date, which date shall, to the extent applicable, either (a) be the same date as the record date fixed by the Company, or (b) if different from the record date fixed by the Company, be as near as is practicable to such record date, or if not related to a record date fixed by the Company, be as of the date set by the Depositary (i) for the determination of the Owners of Receipts who shall be (1) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof, (2) entitled to give instructions for the exercise of voting rights at, and to attend (without voting or speaking), any such meeting or (3) responsible for any fees, charges or expenses assessed by the Depositary pursuant to the Deposit Agreement, or (ii) on or after the date on which each American Depositary Share will represent the changed number of Shares. Subject to the provisions of Sections 4.01 through 4.05 of the Deposit Agreement and to the other terms and conditions thereof, the Owners on such record date shall, as the case may be, be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively, be entitled to give voting instructions and to act in respect of any other such matter or be responsible for such fees, charges or expenses or shall otherwise be obligated in accordance with the Deposit Agreement.

16.           VOTING OF DEPOSITED SECURITIES.

Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, distribute to the Owners a notice, the form of which notice shall be in the reasonable discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting (or if requested by the Company, a summary of such information provided by the Company), (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provisions of Korean law and of the articles of incorporation of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given, including instructions to give a discretionary proxy to a person designated by the Company.  Upon the actual receipt by the ADR Department of the Depositary of the written request of an Owner of American Depositary Shares on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law and provisions of the articles of incorporation of the Company, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by those American Depositary Shares in accordance with the instructions set forth in such request.  Owners and Holders are advised by the Company that to the extent the Depositary does not provide the Company with voting instructions from Owners with respect to all of the Deposited Securities, the Company will, to the extent in accordance with Korean law, treat those Deposited Securities for which voting instructions were not presented by the Depositary as having been voted in the same manner and in the same proportion as the holders of all other outstanding Shares vote their Shares.  The Depositary shall not vote (or give a proxy with respect to) Shares or other Deposited Securities other than in accordance with such instructions and will not itself exercise any voting discretion in respect of any Deposited Securities.  An Owner acting on its own behalf or on behalf of a Holder shall not be entitled to give any instructions with respect to voting rights associated with American Depositary Shares held by such Owner or Holder if and to the extent the total number of Shares represented by American Depositary Shares beneficially owned by such Owner or Holder, when aggregated with all other Shares beneficially owned by such Owner or Holder (including Shares beneficially owned by affiliates of such Owner or Holder), exceeds four (4) percent of the total number of shares with voting rights of the Company outstanding or any other limit under the Company’s articles of incorporation or applicable law with respect to which the Company may, from time to time, notify the Depositary.  The Company may take any and all action necessary or desirable to enforce the restrictions on the exercise of voting rights set forth in the preceding sentence.

Notwithstanding anything contained in the Deposit Agreement or this Receipt, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the American Depositary Shares are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Owners a notice that provides Owners with, or otherwise publicizes to Owners, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials).  Voting instructions will not be deemed received until such time as the ADR Department of the Depositary responsible for proxies and voting has received such instructions notwithstanding that such instructions may have been physically received by J.P. Morgan, as Depositary, prior to such time.

17.           CHANGES AFFECTING DEPOSITED SECURITIES.

Upon any change in nominal value, change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any distribution under Section 4.02 or 4.03 of the Deposit Agreement that is not distributed to Owners, or upon any recapitalization, reorganization, merger or consolidation, liquidation, receivership or bankruptcy of the Company or sale of assets affecting the Company, or upon the redemption or cancellation by the Company of the Deposited Securities, any securities, cash or property which shall, subject to the terms of the Deposit Agreement and applicable laws and regulations (including any registration requirement under the Securities Act of 1933), be received by the Depositary or a Custodian in exchange for, in conversion of, in lieu of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the right to receive the new Deposited Securities so received, unless additional Receipts are delivered pursuant to, or the Depositary takes any of the actions otherwise described in, the following sentence.  In any such case the Depositary may, and shall if the Company shall so reasonably request, amend the Receipt or deliver additional American Depositary Shares as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities, or distribute any cash, securities or property received in respect of the Deposited Securities.  As soon as practicable after the occurrence of any such change, conversion or exchange covered by Section 4.08 of the Deposit Agreement in respect of the Deposited Securities that affects holdings of American Depositary Shares, the Depositary shall give notice thereof in writing to all Owners.

18.           LIABILITY OF THE COMPANY AND DEPOSITARY.

Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner, Holder or third party, (a) if by reason of any provision of any present or future law, regulation, rule, fiat, order or decree of the United States, Korea or any other country or jurisdiction, or of any governmental or regulatory authority or stock exchange or market or automated quotation system, the provisions of or governing any Deposited Securities, or by reason of any provision, present or future, of the articles of incorporation of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or terrorism, nationalization, expropriation, currency restrictions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, computer failure or other circumstances beyond its direct and immediate control, any of them shall be prevented, delayed or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement or Deposited Securities it is provided shall be done or performed (including, without limitation, voting pursuant to Section 4.07 of the Deposit Agreement), (b) by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement or the Deposited Securities it is provided shall or may be done or performed, (c) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement (including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable), (d) for the inability of any Owner or Holder to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Owners or Holders, or (e) for any indirect, special, consequential or punitive damages (including without limitation, legal fees and expenses) or lost profits, in each case, of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.  Where, by the terms of a distribution pursuant to Section 4.01, 4.02 or 4.03 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.04 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary, subject to the terms of the Deposit Agreement and after consultation with the Company if practicable, shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

The Company assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to any Owner or Holder, except to perform its obligations specifically set forth in the Deposit Agreement without gross negligence or willful misconduct.  The Depositary and its agents assume no obligation nor shall any of them be subject to any liability under the Deposit Agreement to any Owner or Holder (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except to perform its obligations specifically set forth in the Deposit Agreement without gross negligence or willful misconduct.  The Depositary and its agents shall be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the American Depositary Shares.  The Company and its agents shall be under no obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the American Depositary Shares, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required. Neither the Depositary nor the Company nor any of their respect agents shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or Holder, or any other person believed by it in good faith to be competent to give such advice or information.  The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary.  The Depositary shall not be liable for the acts or omissions made by, or the solvency of, any securities depository, clearing agency or settlement system.  The Depositary and its agents shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities (provided that such failure is not in bad faith), or for the manner in which any such vote is cast or the effect of any such vote.

The Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any Custodian that is not a branch or affiliate of J.P. Morgan. The Depositary shall not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale. The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by them to be genuine and to have been signed, presented or given by the proper party or parties. The Depositary shall be under no obligation to inform Owners or Holders about the requirements of Korean law, rules or regulations or any changes therein or thereto. The Depositary may rely upon instructions from the Company in respect of any approval or license required for any currency conversion, transfer or distribution.  The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in Receipts. Notwithstanding anything to the contrary set forth in the Deposit Agreement or any Receipt, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Owner or Owners, any Receipt or Receipts or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation, laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. None of the Depositary, the Custodian or the Company shall be liable for the failure by any Owner or Holder to obtain the benefits of credits on the basis of non-U.S. tax paid against such Owner’s or Holder’s income tax liability. The Depositary and the Company shall not incur any liability for any tax consequences that may be incurred by Owners and Holders on account of their ownership of the Receipts or American Depositary Shares. The Depositary shall not incur any liability for the content of any information submitted to it by or on behalf of the Company for distribution to the Owners or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from the Company. Neither the Depositary, the Company nor any of their respective agents shall be liable to Owners or Holders for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

19.	RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR CUSTODIAN.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Company by 60 days’ prior written notice of such removal, to become effective upon the later of (a) the 60th day after delivery of the notice to the Depositary, unless waived by the Depositary, and (b) appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary in its discretion may, with prompt notice to the Company (which will be advance notice if practicable), appoint a substitute or additional custodian or custodians. Notwithstanding anything to the contrary contained in the Deposit Agreement (including the Receipts) and subject to the penultimate sentence of Section 5.03 of the Deposit Agreement, the Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the Custodian except to the extent that the Custodian has (i) committed fraud or willful misconduct in the provision of custodial services to the Depositary or (ii) failed to use reasonable care in the provision of custodial services to the Depositary as determined in accordance with the standards prevailing in the jurisdiction in which the Custodian is located.

The Depositary may perform its obligations under the Deposit Agreement through any agent appointed by it, provided that, (i) in the case of transfer agency obligations, the Depositary shall notify the Company of such appointment and (ii) the Depositary shall remain responsible for the performance of such obligations as if no agent were appointed, in all cases subject to Section 5.03 of the Deposit Agreement.

20.           AMENDMENT.

The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Holders in any respect which they may deem necessary or desirable.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall not, however, become effective as to outstanding American Depositary Shares until the expiration of 30 days after notice of such amendment shall have been given to the Owners of outstanding American Depositary Shares. Every Owner and Holder of American Depositary Shares, at the time any amendment so becomes effective, shall be deemed, by continuing to hold such American Depositary Shares or any interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner to surrender American Depositary Shares and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.  Notwithstanding the foregoing, if any governmental body or regulatory body or authority should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the form of the Receipts to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the form of the Receipts at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to the Owners and Holders or within any other period of time as required for compliance.

Notice of any amendment to the Deposit Agreement or the form of the Receipts shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Owners identifies a means for Owners and Holders to retrieve or receive the text of such amendment (i.e., upon retrieval from the Commission’s, the Depositary’s or the Company’s website or upon request from the Depositary).  The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act of 1933 or (b) the American Depositary Shares to be settled in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Owners or Holders, shall be deemed not to prejudice any substantial rights of Owners or Holders.

21.           TERMINATION OF DEPOSIT AGREEMENT.

The Company may at any time terminate the Deposit Agreement by instructing the Depositary to mail a notice of termination to the Owners of all American Depositary Shares then outstanding at least 30 days prior to the Termination Date included in such notice.  The Depositary may likewise terminate the Deposit Agreement, if at any time 90 days shall have expired after the Depositary delivered to the Company a written resignation notice and if a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement; in such case the Depositary shall mail a notice of termination to the Owners of all American Depositary Shares then outstanding at least 30 days prior to the Termination Date.  Until the Termination Date, the Depositary shall continue to perform all of its obligations under the Deposit Agreement, and the Owners and Holders will be entitled to all of their rights, and subject to all of their obligations, under the Deposit Agreement.

On and after the Termination Date, the Owner of American Depositary Shares will, upon (a) surrender of such American Depositary Shares, (b) payment of the fees, charges and expenses of the Depositary under the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by those American Depositary Shares.  Except for these obligations which survive the termination of the Deposit Agreement, the obligation under the terms of the Deposit Agreement of Owners and Holders of American Depositary Shares outstanding as of the Termination Date shall survive the Termination Date and shall be discharged only when the applicable American Depositary Shares are presented by their Owners to the Depositary for cancellation under the terms of the Deposit Agreement and such Owners and Holders have otherwise complied with the provisions hereof.

If any American Depositary Shares shall remain outstanding after the Termination Date, the Depositary thereafter shall discontinue the registration of transfers of American Depositary Shares, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to (i) collect dividends and other distributions pertaining to Deposited Securities and sell rights and other property as provided in the Deposit Agreement, (ii) deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, upon surrender of American Depositary Shares (after deducting, in each case, the fees, charges and expenses of the Depositary for the account of the Owner of such American Depositary Shares in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges) and (iii) take such actions as may be required under applicable law in connection with its role as Depositary under the Deposit Agreement.

At any time after the expiration of four months from the Termination Date, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, in an unsegregated account and without liability for interest, for the pro rata benefit of the Owners of American Depositary Shares that have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except (i) to account for such net proceeds and other cash (after deducting, in each case, the fees, charges and expenses of the Depositary owing in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges), (ii) its obligations under Section 5.08 of the Deposit Agreement and (iii) as may be required by law in connection with the termination of the Deposit Agreement.  Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary and its agents with respect to indemnification, charges, and expenses.

22.           DISCLOSURE OF INTERESTS; OWNERSHIP LIMITATIONS; REPORTING OBLIGATIONS.

The Company may from time to time request Owners or Holders or former Owners or Holders to provide information as to the capacity in which they hold or held Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters.  Each such Owner or Holder agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to Section 3.04 of the Deposit Agreement whether or not still an Owner or Holder at the time of such request.  The Depositary agrees to forward any request for information received from the Company to those Owners and, to the extent the Depositary at the time requested has such information on its books and it is not a violation of its current procedures or policies, former Owners requested by the Company to the address on the books of the Depositary (or to the last known address, if any, of such former Owners) and to forward to the Company any responses to such requests received by the Depositary.

The Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding the limits under the articles of incorporation of the Company or applicable laws, or where such transfer would result in a deposit under the Deposit Agreement which is not permitted under Section 2.02 of the Deposit Agreement.  The Company may also restrict, in such manner as it deems appropriate, transfers of the American Depositary Shares registered on the books of the Depositary in the name of a specified Owner where such transfer may cause the total number of Shares represented by the American Depositary Shares beneficially owned by a single Owner, when aggregated with all other Shares beneficially owned by such Owner (including Shares beneficially owned by affiliates of such Owner), to exceed four (4) percent of the aggregate number of shares with voting rights of the Company issued and outstanding, or any other limits under the articles of incorporation of the Company or applicable law with respect to which the Company may, from time to time, notify the Depositary.  To the extent that the provisions of or governing any Deposited Securities may impose limits on beneficial or other ownership of Deposited Securities, other Shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, Owners and all persons holding Receipts agree to comply with all such ownership limitations and to comply with any reasonable Company instructions in respect thereof.  The Company reserves the right to instruct Owners to deliver their American Depositary Shares for cancellation and withdrawal of the Deposited Securities so as to permit the Company to deal directly with the Owner thereof as a holder of Shares and Owners agree to comply with such instructions.  The Depositary agrees to cooperate with the Company in its efforts to inform Owners of the Company’s exercise of its rights under Section 3.05 of the Deposit Agreement and agrees to consult with, and provide reasonable assistance without risk, liability or expense on the part of the Depositary to, the Company on the manner or manners in which it may enforce such rights with respect to any Owner.

Notwithstanding anything in the Deposit Agreement to the contrary, under no circumstances shall the restrictions on ownership set forth in Section 3.05 of the Deposit Agreement authorize or require the Depositary or the Company to seek to void, nullify or rescind any sale or transfer of American Depositary Shares effected over the New York Stock Exchange or in the DTC system.

Applicable laws and regulations may require beneficial owners and holders of Shares, including the Owners and Holders of American Depositary Shares, to satisfy reporting requirements and obtain regulatory approvals in certain circumstances.  Owners and Holders of American Depositary Shares are solely responsible for determining and complying with such reporting requirements and obtaining such approvals.  Each Owner and Holder hereby agrees to make such determination, file such reports, and obtain such approvals to the extent and in the form required by applicable laws and regulations as in effect from time to time.  None of the Depositary, the Custodian, the Company or any of their respective agents or affiliates shall be required to take any actions whatsoever on behalf of Owners or Holders of American Depositary Shares to determine or satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

23.	DTC DIRECT REGISTRATION SYSTEM AND PROFILE MODIFICATION SYSTEM.

(a)           Notwithstanding the provisions of Section 2.04 of the Deposit Agreement, the parties acknowledge that the Direct Registration System, including the Profile Modification System, shall apply to uncertificated American Depositary Shares.  “Direct Registration System” shall mean the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto.  For purposes of hereof, the Direct Registration System shall include access to the Profile Modification System maintained by DTC which provides for automated transfer of ownership between DTC and the Depositary by allowing a DTC participant, claiming to act on behalf of an Owner, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Owner to register such transfer.

(b)           In connection with and in accordance with the arrangements and procedures relating to the Direct Registration System, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of an Owner in requesting registration of transfer and delivery described in subsection (a) has the actual authority to act on behalf of the Owner (notwithstanding any requirements under the Uniform Commercial Code).  For the avoidance of doubt, the provisions of Sections 5.03 and 5.08 of the Deposit Agreement shall apply to the matters arising from the use of the Direct Registration System.  The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the Direct Registration System and in accordance with the Deposit Agreement, shall not constitute negligence or willful misconduct on the part of the Depositary.

24.	SUBMISSION TO JURISDICTION; JURY TRIAL WAIVER; WAIVER OF IMMUNITIES.

In the Deposit Agreement, the Company has (a) irrevocably appointed Kookmin Bank, New York Branch, 565 Fifth Avenue, 24th Floor, New York, New York 10017, as the Company’s Authorized Agent upon which process may be served in any legal suit, action or proceeding by the Depositary or any Owner arising out of, based upon or relating to the Deposit Agreement, the Receipts, the Shares and/or other Deposited Securities, the American Depositary Shares or the transactions contemplated hereby or thereby, (b) consented to the exclusive jurisdiction of any state or federal court in the Borough of Manhattan of the City of New York in which any such suit, action or proceeding may be instituted and waived any other requirements of or objections to personal jurisdiction with respect thereto and (c) agreed that service of process upon the Authorized Agent shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding.

By holding an American Depositary Share or an interest therein, each Owner and Holder of American Depositary Shares irrevocably agrees that any legal suit, action or proceeding against or involving the Company or the Depositary, arising out of or based upon the Deposit Agreement or the transactions contemplated thereby may only be instituted in a state or federal court in the Borough of Manhattan of the City of New York, and by holding an American Depositary Share or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding.

To the extent that the Company or any of its properties, assets or revenues may have or may hereafter be entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment or award, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or other matters under or arising out of or in connection with the Shares or Deposited Securities, the American Depositary Shares, the Receipts or the Deposit Agreement, the Company, to the fullest extent permitted by law, has irrevocably and unconditionally waived, and agreed not to plead or claim, any such immunity and consents to such relief and enforcement.

EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH OWNER AND HOLDER) THEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE COMPANY AND/OR THE DEPOSITARY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE RECEIPTS, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF, INCLUDING, WITHOUT LIMITATION, ANY QUESTION REGARDING EXISTENCE, VALIDITY OR TERMINATION (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).